NEW YORK CITY
                          INDUSTRIAL DEVELOPMENT AGENCY

                                       AND

            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES
                                       and
                   EQUITABLE VARIABLE LIFE INSURANCE COMPANY,
                                   as Lessees


          ------------------------------------------------------------

             AMENDED AND RESTATED LEASE AGREEMENT (PROJECT PROPERTY)
          ------------------------------------------------------------


                             Dated as of May 1, 1996

                   New York City Industrial Development Agency
        The Equitable Life Assurance Society of the United States Project

                                TABLE OF CONTENTS

                                    ARTICLE I
                         Definitions and Representations

Section 1.1.  Definitions
Section 1.2.  Construction
Section 1.3.  Representations and Warranties by Agency
Section 1.4.  Findings by Agency
Section 1.5.  Representations and Warranties by Lessees

                                   ARTICLE II
                                   The Project

Section 2.1.  The Project
Section 2.2.  Commitment to Project
Section 2.3.  Issuance of Bonds
Section 2.4.  Title Insurance

                                  ARTICLE III
                Lease of Project Property and Rental Provisions

Section 3.1.  Lease of the Project Property
Section 3.2.  Duration of Term
Section 3.3.  Rental Provisions; Pledge of Agreement and Rent
Section 3.4.  Obligation of Lessees Unconditional
Section 3.5.  Rent Relating to Leased Personalty and Maintenance Contracts

                                   ARTICLE IV
                        Maintenance, Taxes and Insurance

Section 4.1.  Maintenance, Alterations and Improvements
Section 4.2.  Removal of Project Property
Section 4.3.  Taxes, Assessments and Charges
Section 4.4.  Insurance
Section 4.5.  Advances by Agency
Section 4.6.  Compliance with Law
Section 4.7.  Enforcement of Rights Under Prime Lease Against Prime Landlord

                                    ARTICLE V
                      Damage, Destruction and Condemnation

Section 5.1.  Damage, Destruction and Condemnation

                                   ARTICLE VI
                              Particular Covenants

Section 6.1.  Dissolution or Merger of Lessees; Restrictions on Lessees
Section 6.2.  Indemnity
Section 6.3. Compensation and Expenses of Trustee, Bond Registrar, Paying Agents and Agency
Section 6.4.  Retention of Interest in Project Property
Section 6.5.  Financial Statements; Annual Certificates
Section 6.6.  Discharge of Liens
Section 6.7.  Agency's Authority; Covenant of Quiet Enjoyment
Section 6.8.  No Warranty of Condition or Suitability
Section 6.9.  Amounts Remaining in Funds
Section 6.10. Obligations under and Covenants with Respect to the Prime
              Lease
Section 6.11. [Reserved]
Section 6.12. Redemption Under Certain Circumstances
Section 6.13. Further Assurances
Section 6.14. Project Property Registry
Section 6.15. Recording and Filing
Section 6.16. Right to Cure Agency Defaults
Section 6.17. Release of Portions of the Facility Realty
Section 6.18. Additions to the Facility Realty
Section 6.19  Equitable to Remain Tenant Under Prime Lease
Section 6.20. Joint and Several Liability of the Lessees
Section 6.21. Eligibility of EVLICO as Lessee
Section 6.22. Equitable to Act as Agent of Lessees


                                   ARTICLE VII
                           Events of Default; Remedies

Section 7.1.  Events of Default
Section 7.2.  Remedies on Default
Section 7.3.  Remedies Cumulative
Section 7.4.  No Additional Waiver Implied by One Waiver
Section 7.5.  Effect of Discontinuance of Proceedings
Section 7.6.  Agreement to Pay Attorneys' Fees and Expenses

                                  ARTICLE VIII
                                     Options

Section 8.1.  Options
Section 8.2.  Conveyance and Reversion on Exercise of Option
Section 8.3.  Option to Purchase or Invite Tenders of Bonds
Section 8.4.  Termination of Agreement

                                   ARTICLE IX
                                  Miscellaneous

Section 9.1.  Indenture; Amendment
Section 9.2.  Force Majeure
Section 9.3.  Assignment or Sublease
Section 9.4.  Priority of Indenture
Section 9.5.  Benefit of, Enforcement and Binding Effect of this
              Agreement
Section 9.6.  Amendments
Section 9.7.  Notices
Section 9.8.  Prior Agreements Superseded
Section 9.9.  Severability
Section 9.10. Inspection of the Project Property
Section 9.11. Effective Date; Counterparts
Section 9.12. Binding Effect
Section 9.13. Net Lease
Section 9.14. Law Governing
Section 9.15. Investment of Funds
Section 9.16. Investment Tax Credit
Section 9.17. Waiver of Trial by Jury
Section 9.18. Non-Discrimination
Section 9.19. No Recourse under This Agreement or on Bonds
Section 9.20. This Agreement to Constitute an Amendment and Restatement
Section 9.21. Date of Agreement for Reference Purposes Only

                                   APPENDICES

Description of Project
Description of Pre-Bond Issuance Project Costs
Description of Facility Realty

             AMENDED AND RESTATED LEASE AGREEMENT (PROJECT PROPERTY)

     THIS AMENDED AND RESTATED LEASE AGREEMENT (PROJECT PROPERTY), made and entered into as of May 1, 1996, by and between NEW YORK CITY INDUSTRIAL DEVELOPMENT AGENCY, a corporate governmental agency constituting a body corporate and politic and a public benefit corporation of the State of New York, duly organized and existing under the laws of the State of New York (the "Agency"), having its principal office at 110 William Street, New York, New York, party of the first part, and THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES and EQUITABLE VARIABLE LIFE INSURANCE COMPANY, each being a corporation organized and existing under and by virtue of the laws of the State of New York ("Equitable" and "EVLICO", respectively, and collectively, the "Lessees"), having their principal office at 787 Seventh Avenue, New York, New York, parties of the second part (capitalized terms used but not defined in the recitals to this Amended and Restated Lease Agreement (Project Property) shall have the respective meanings assigned such terms in Section 1.1 hereof), which amends and restates a certain Interim Sublease Agreement, dated as of December 29, 1995, between the Agency and the Lessees (the"Interim Sublease Agreement"):

                                   WITNESSETH:

     WHEREAS, the New York State Industrial Development Agency Act, constituting Title 1 of Article 18-A of the General Municipal Law, Chapter 24 of the Consolidated Laws of New York, as amended, authorizes and provides for the creation of industrial development agencies in the several counties, cities, villages and towns in the State of New York (the "State") and empowers such agencies, among other things, to acquire, construct, reconstruct, lease, improve, maintain, equip and furnish land, any building or other improvement, and all real and personal properties, including but not limited to machinery and equipment deemed necessary in connection therewith, whether or not now in existence or under construction, which shall be suitable for manufacturing, warehousing, research, commercial, industrial or civic purposes, to the end that such agencies may be able to promote, develop, encourage, assist and advance the job opportunities, health, general prosperity and economic welfare of the people of the State and to improve their prosperity and standard of living; and

     WHEREAS, pursuant to and in accordance with the provisions of the Act the Agency was established for the benefit of The City of New York (the "City") and the inhabitants thereof; and

     WHEREAS, Equitable has advised each of the Agency and the appropriate officials of the City as follows: that Equitable currently leases approximately 1,500,000 square feet of space at six locations throughout the City, which leases begin to expire in late 1996; that Equitable desired to consolidate its locations for a more efficient operation and to reduce its overall occupancy costs; that Equitable had been analyzing alternative locations for its offices outside of the City (in particular, in Westchester) and determined that remaining in the City would cost Equitable approximately $63,500,000 more than relocating and leasing space in Westchester; that in order to induce Equitable to retain its offices within the City and to reduce the competitive cost differential, the Agency and appropriate officials of the City entered into negotiations with Equitable to secure satisfactory public financial incentives and thereby induce Equitable to consolidate its existing operations within the City; that financial assistance from the Agency in the form of sales and/or use tax exemptions for the Project (as defined below) is a vital element in bridging the cost differential between the New York City and Westchester locations and retaining the operations in New York City and the sales tax benefits will help lower Equitable's cost of doing business in New York City and obviate the need to relocate to Westchester; and that based upon the public financial incentives provided through the Agency, Equitable desires to proceed with the Project in the City; and

     WHEREAS, Equitable and representatives of the City and of the Agency commenced discussions in order to induce Equitable, among other things, to acquire a leasehold interest in that certain building known as 1290 Avenue of the Americas, New York, New York (the "Project Building"), to induce the Lessees to construct from time to time leasehold improvements and renovations to a portion of those premises within the Project Building to be leased to Equitable, and to acquire, lease, sublease, install, maintain, repair and replace furniture, machinery, equipment, and certain other tangible personal property for use at Approved Equitable City Locations (as defined herein), all for use by Equitable as its corporate headquarters and for the providing of financial services, insurance and related operations by the Lessees, and for the Permitted Incidental Use, as defined herein (the "Project") within the City; and

     WHEREAS, the appropriate officials of the Agency and the City entered into negotiations with Equitable in order to induce Equitable to remain and expand its operations within the City; and

     WHEREAS, to accomplish the purposes of the Act, and in furtherance of said purposes, on June 13, 1995, as amended on December 12, 1995, the Agency adopted a resolution authorizing, among other things, the leasing (and sub-subleasing) and licensing (and sublicensing), as the case may be, of the Project Property (as defined herein) to the Lessees, the construction from time to time of leasehold improvements and renovations to the Facility Realty and the acquisition (by purchase or lease) from time to time of furniture, machinery, equipment and certain other tangible personal property for use at Approved Equitable City Locations by the Lessees within the City, all for use in conducting the Equitable Business, as defined herein, and undertaking to permit the issuance from time to time of its industrial development revenue bonds to finance the Project; and

     WHEREAS, Agency financing assistance and related Agency benefits are necessary to provide employment in, and beneficial for the economy of, the City and are reasonably necessary to induce the Lessees to proceed with the Project; and

     WHEREAS, pursuant to the Prime Lease (as defined herein), the Prime Landlord (also as defined herein) has leased the Facility Realty and other premises within the Project Building to Equitable, and pursuant to the Company Lease (as defined herein), Equitable has subleased the Facility Realty to the Agency; and

     WHEREAS, it is intended by the Agency and the Lessees that the Facility Realty is to be sub-subleased, and the remainder of the Project Property is to be leased, by the Agency to the Lessees pursuant to this Lease Agreement (Project Property); and

     WHEREAS, simultaneously with the execution of this Lease Agreement (Project Property), the Agency and the Lessees have entered into a Project Agreement of even date herewith pursuant to which the Lessees have undertaken certain additional obligations, covenants and agreements with the Agency; and

     WHEREAS, the Agency, in order to provide funds for a portion of the cost of the Project and for incidental and related costs thereto, will issue and sell from time to time in various Series its Industrial Development Revenue Bonds (The Equitable Life Assurance Society of the United States Project) (the "Bonds"), in the aggregate principal amount of up to One Hundred Fifty-Six Million Dollars ($156,000,000) pursuant to the Act, a resolution of the Agency adopted on March 12, 1996, Certificates of Determination (as hereinafter defined) of the Agency, an Indenture of Trust of even date herewith by and between the Agency and United States Trust Company of New York, as Trustee, securing said Bonds, and a Bond Supplemental Indenture of Trust of even date herewith between the Agency and the Trustee; and

     WHEREAS, the Agency and the Lessees desire hereby to amend and restate in its entirety the Interim Sublease Agreement;

     NOW, THEREFORE, in consideration of the premises and the respective representations and agreements hereinafter contained, the parties hereto agree as follows (provided that in the performance of the agreements of the Agency herein contained, any obligation it may incur for the payment of money shall not create a debt of the State of New York or of The City of New York, and neither the State of New York nor The City of New York shall be liable on any obligation so incurred, but any such obligation shall be payable solely out of the lease rentals payable by the Lessees under this Amended and Restated Lease Agreement (Project Property)):

                                   ARTICLE I
                        Definitions and Representations

     Section 1.1. Definitions. Terms not otherwise defined herein shall have the same meanings as used in the Indenture or in the Project Agreement herein below defined. The following terms shall have the following meanings in this Lease Agreement (Project Property):

     Act shall mean, collectively, the New York State Industrial Development Agency Act (constituting Title 1 of Article 18-A of the General Municipal Law, Chapter 24 of the Consolidated Laws of New York), as amended, and Chapter 1082 of the 1974 Laws of New York, as amended.

     An Affiliate of a Person shall mean a Person which directly or indirectly through one or more intermediaries controls, or is under common control with, or is controlled by, such Person. The term "control" (including the related terms "controlled by" and "under common control with") means (i) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and (ii) the ownership, either directly or indirectly, of at least 51% of the voting stock or other equity interest of such Person.

     Agency shall mean the New York City Industrial Development Agency, a corporate governmental agency constituting a body corporate and politic and a public benefit corporation of the State, duly organized and existing under the laws of the State, and any body, board, authority, agency or other governmental agency or instrumentality which shall hereafter succeed to the powers, duties, obligations and functions thereof.

     Agency's Reserved Rights shall mean, collectively,

     (i) the right of the Agency in its own behalf to receive all Opinions of Counsel, reports, financial statements, certificates, insurance policies, binders or certificates, or other notices or communications required to be delivered to the Agency under this Agreement;

     (ii) the right of the Agency to grant or withhold any consents or approvals required of the Agency under this Agreement;

     (iii) the right of the Agency to enforce or otherwise exercise in its own behalf all agreements of the Lessees with respect to ensuring that the Project Property shall always constitute a qualified "project" as defined in and as contemplated by the Act for the general purposes set forth in the recitals to this Agreement;

     (iv) the right of the Agency in its own behalf (or on behalf of the appropriate taxing authorities) to enforce, receive amounts payable under or otherwise exercise its rights under Sections 2.1, 2.2, 2.3, 2.4, 3.1, 3.2, 3.4, 3.5, 4.1, 4.2, 4.3, 4.4, 4.5, 4.6, 4.7, 5.1, 6.1, 6.2, 6.3, 6.4, 6.5, 6.6(b),
6.8, 6.10,  6.11,  6.12,  6.13,  6.14, 6.15, 6.17, 6.18, 6.19, 6.20, 6.21, 6.22,
7.1, 7.2, 7.3, 7.4, 7.5, 7.6, 8.4, 9.2, 9.3, 9.10,  9.13, 9.17, 9.18 and 9.19 of
this Agreement;

     (v)the  right of the Agency to exercise on its own behalf its rights  under
Section 2.4 hereof with respect to the proceeds of leasehold title insurance;

     (vi) the right of the Agency, in its own absolute discretion, but only upon the prior written request of the Lessees, to issue Bonds in an aggregate principal amount in excess of $156,000,000; and

     (vii) the right of the Agency in its own behalf to declare an Event of Default under Section 7.1 of this Agreement with respect to any of the Agency's Reserved Rights.

     Agreement shall mean this Amended and Restated Lease Agreement (Project Property) dated as of May 1, 1996 between the Agency and the Lessees, and shall include any and all amendments hereof and supplements hereto hereafter made in conformity herewith and with the Indenture.

     Annual Bond Amount Period shall mean (i) that period commencing on the Lease Commencement Date and ending on the day preceding the first anniversary of the Lease Commencement Date, which shall be the First Annual Bond Amount Period, and (ii) thereafter, each annual period commencing on the next anniversary date of the Lease Commencement Date and ending on the day preceding the next anniversary of such anniversary date (i.e., the Second Annual Bond Amount Period, the Third Annual Bond Amount Period, etc.).

     Approved Equitable City Location shall mean any or all of the following locations within the City (each for and only to the extent that such location shall be occupied in whole or in part by Equitable (subject to the Permitted Incidental Use) for the operation of the Equitable Business):

                  (i)    1290 Avenue of the Americas, Manhattan, New York;
                  (ii)   787 Seventh Avenue, Manhattan, New York;
                  (iii)  135 West 50th Street, Manhattan, New York;
                  (iv)   2 Penn Plaza, Manhattan, New York;
                  (v)    1755 Broadway, Manhattan, New York;
                  (vi)   21 Penn Plaza, Manhattan, New York; and

such other locations within the City as the Agency shall, upon written request by an Authorized Representative of the Lessees, approve in accordance with the requirements of the Act, such approval by the Agency to be evidenced by a writing to such effect delivered by the Agency to the Lessees.

     Authorized Representative shall mean, (i) in the case of the Agency, the Chairman, Vice Chairman, Treasurer, Assistant Treasurer, Secretary, Assistant Secretary, Executive Director or Deputy Executive Director of the Agency, or any officer or employee of the Agency authorized to perform specific acts or to discharge specific duties, and (ii) in the case of the Lessees, the Chairman, any Vice Chairman, the President, the Chief Financial Officer, the Secretary, any Executive Vice President, any Senior Vice President, the Treasurer, any Assistant Treasurer or any Vice President of Equitable; provided, however, that in each case for which a certification or other statement of fact or condition is required to be submitted by an Authorized Representative to any Person pursuant to the terms of this Agreement, such certificate or statement shall be executed only by an Authorized Representative in a position to know or to obtain knowledge of the facts or conditions that are the subject of such certificate or statement.

     Bond Resolution shall mean the resolution of the Agency adopted on March 12, 1996 authorizing, among other things, the issuance from time to time of the Bonds.

     Bonds shall mean the Agency's Industrial Development Revenue Bonds (The Equitable Life Assurance Society of the United States Project) authorized to be issued from time to time, in one or more Series, pursuant to Certificates of Determination, the Bond Resolution, the Indenture and the Bond Supplemental Indenture, in the aggregate principal amount of not to exceed One Hundred Fifty-Six Million Dollars ($156,000,000).

     Bond Supplemental Indenture shall mean the Bond Supplemental Indenture of Trust of even date herewith between the Agency and the Trustee, and shall include any and all amendments thereof and supplements thereto hereafter made in conformity therewith and with the Indenture.

     Business Day shall mean any day which shall not be a Saturday, Sunday, legal holiday or a day on which banking institutions in the City are authorized by law or executive order to close.

     Certificate of Determination shall mean a Certificate of Determination of the Chairman, Vice Chairman, Executive Director, Deputy Executive Director, Secretary or Assistant Secretary of the Agency, substantially in the form set forth in the Appendices attached to the Indenture as Form of Certificate of Determination, with respect to and as a condition for the issuance of, a Series of Bonds.

     City shall mean The City of New York.

     Code shall mean the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

     Company Lease shall mean the Company Lease Agreement (Facility Realty) of even date herewith between Equitable and the Agency relative to the Facility Realty, and shall include any and all amendments thereof and supplements thereto hereafter made in conformity therewith.

     Defeasance Securities shall mean Government Securities; provided, however, that, with respect to any particular Series of Bonds, "Defeasance Securities" shall have the meaning ascribed to such term in the Certificate of Determination pursuant to which such Series of Bonds is issued.

     Equitable shall mean The Equitable Life Assurance Society of the United States, a corporation organized and existing under the laws of the State of New York, and its permitted successors and assigns pursuant to Section 6.1 or 9.3 hereof (including any surviving, resulting or transferee corporation as provided in Section 6.1 hereof).

     Equitable Business shall mean the corporate headquarters of Equitable and the providing of financial services, insurance and related operations by Equitable and EVLICO.

     Event of Default shall have the meaning specified in Section 7.1 hereof.

     EVLICO shall mean Equitable Variable Life Insurance Company, a corporation organized and existing under the laws of the State of New York, and its permitted successors and assigns pursuant to Section 6.1 or 9.3 hereof (including any surviving, resulting or transferee corporation as provided in Section 6.1 hereof).

     Excluded Property shall mean all machinery, equipment and other tangible personal property as constitute the Lessees' Property.

     Existing Project Property shall have the meaning specified in Section 4.2(a) hereof.

     Facility Equipment shall mean the machinery, equipment, trade fixtures, furniture, furnishings and other tangible personal property financed, paid or reimbursed in whole or in part from the proceeds of the Bonds and the title to which shall be acquired by or on behalf of the Agency for use or installation, as the case may be, at an Approved Equitable City Location as part of the Project pursuant to Section 2.1 hereof and described in the Project Property Registry which is incorporated herein and made a part hereof (including, without limitation, computers and peripherals, personal computers, telecommunications equipment, business machines and software (which software is capitalized or capable of being capitalized under generally accepted accounting principles)), together with all repairs, replacements, improvements, substitutions and renewals thereof or therefor, and all parts, additions and accessories incorporated therein or affixed thereto. Facility Equipment shall, in accordance with the provisions of Sections 4.2 and 5.1 hereof, include all property substituted for or replacing items of Facility Equipment and exclude all items of Facility Equipment so substituted for or replaced, and further exclude all items of Facility Equipment removed (other than Temporary Removals) as provided in Section 4.2 hereof. Facility Equipment shall not include rolling stock.

     Facility Realty shall mean those certain premises within the Project Building described in the Description of Facility Realty in the appendices attached hereto and to the Company Lease, together with all fixtures (other than trade fixtures) and improvements now or at any time made or situated thereon (including the Tenant Improvements made pursuant to Section 2.1 hereof), and all replacements, improvements, extensions, substitutions, restorations, repairs or additions thereto, subject, however, to the provisions of Sections 5.1, 6.17, 6.18, 7.2 and 9.3 hereof providing for the addition and release of Facility Realty. Facility Realty shall not include Excluded Property.

     Federal Bankruptcy Code shall mean the Bankruptcy Reform Act of 1978, as amended (constituting Title 11, United States Code, as amended).

     Force Majeure shall have the meaning specified in Section 9.2 hereof.

     Government Securities shall mean direct obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States of America.

     Indenture shall mean the Indenture of Trust of even date herewith by and between the Agency and the Trustee, as from time to time amended or supplemented by Supplemental Indentures in accordance with Article XI of the Indenture.

     Independent Accountant shall mean (y) any of the "Big Six" accounting firms, or (z) an independent certified public accountant or firm of independent certified public accountants selected by Equitable and approved in writing by the Agency (such approval not to be unreasonably withheld, delayed or conditioned).

     Independent Engineer shall mean a Person (not an employee of either the Agency, the Lessees or any Affiliate thereof) registered and qualified to practice engineering or architecture under the laws of the State, selected by the Lessees, and approved by the Trustee and the Agency (which approvals shall not be unreasonably withheld, delayed or conditioned).

     Initial Bonds shall mean the first Series of Bonds issued under the Indenture.

     Interest Payment Date shall mean each date upon which interest, with respect to a Series of Outstanding Bonds, shall be due and payable.

     Issue Date shall mean, with respect to each fully registered Bond of a Series, the date of the initial authentication and delivery of any of the Bonds of such Series, as stated by the Trustee in the Trustee's Certificate of Authentication appearing thereon to be the "Issue Date."

     Lease Commencement Date shall mean the date of original issuance of the Initial Bonds.

     Leased Personalty shall mean one or more items of tangible or intangible personal property, including, without limitation, mainframes (and peripherals), personal computers, telecommunications equipment, equipment relating to the operation of the three foregoing categories, and software, in which the Agency shall acquire a leasehold or license interest under a Qualified Personalty Lease in accordance with Section 2.1 hereof, and for which the Leased Personalty Semi-Annual Capital Investment shall be financed in whole or in part from the proceeds of the Bonds, to be used by any of the Lessees (subject to the Permitted Incidental Use) at an Approved Equitable City Location as part of the Project. Leased Personalty shall not include rolling stock.

     Leased Personalty Semi-Annual Capital Investment shall mean that amount as set forth in the certificate of an Authorized Representative of the Lessees delivered to the Agency pursuant to Section 3.1 of the Project Agreement with respect to each Qualified Personalty Lease in effect, as equal to the reasonably estimated principal amortization relative to the property subject to such Qualified Personalty Lease for the semi-annual period to which such certificate relates, as representing the incremental acquisition of a capital interest in such property; provided, however, that in calculating the Leased Personalty Semi-Annual Capital Investment with respect to a Qualified Personalty Lease qualifying as such only under clause (z) of the definition of such term, the principal amortization for the relevant semi-annual period shall be calculated as equal to (y) the aggregate rental paid under such Qualified Personalty Lease during such semi-annual period, less (z) the deemed interest component of such aggregate rentals calculated as being the same rate of interest as that Series of Bonds issued immediately prior to the entering into of such Qualified Personalty Lease.

     Lease Rental Payment Date shall mean each date upon which principal, interest, Redemption Price, if applicable, or other amounts shall be due under the Bonds.

     Lessees shall mean, collectively, Equitable and EVLICO.

     Lessees' Property shall have the meaning specified in Section 4.1(c) hereof.

     Liens shall have the meaning specified in Section 6.6(a) hereof.

     Loss Event shall have the meaning specified in Section 5.1(a) hereof.

     Maintenance Contracts shall mean contracts for the maintenance, service or repair of Facility Equipment or Leased Personalty used by any of the Lessees (subject to Permitted Incidental Use) for the Equitable Business at an Approved Equitable City Location, to the extent such contracts only encompass Qualified Maintenance.

     Moody's shall mean Moody's Investors Service, Inc., a corporation organized and existing under the laws of the State of Delaware, its successors and their assigns, and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "Moody's" shall be deemed to refer to any other nationally recognized securities rating agency reasonably designated by the Agency, by notice to the Lessees and the Trustee.

     Nationally Recognized Bond Counsel shall mean Hawkins, Delafield & Wood or other counsel reasonably acceptable to the Agency and experienced in matters relating to tax exemption of interest on bonds issued by states and their political subdivisions.

     Net Proceeds shall mean, when used with respect to any insurance proceeds or condemnation award, compensation or damages, the gross amount from any such proceeds, award, compensation or damages less all reasonable expenses (including reasonable attorneys' fees, reasonable adjusters' fees and other reasonable expenses of the Agency, other than fees or expense of in-house attorneys or other in-house professionals) incurred in the collection thereof.

     Non-Qualified User shall mean any Person other than the Lessees who shall use or occupy any of the Facility Realty (whether by lease, or otherwise); but subject, however, to Permitted Incidental Use.

     Opinion of Counsel shall mean a written opinion of counsel who may (except as otherwise expressly provided in this Agreement or the Indenture) be counsel for the Lessees or the Agency, as the case may be, and, if such counsel shall not be an in-house counsel of the Lessees, who shall be reasonably acceptable to the Person(s) to whom the opinion is to be addressed.

     Outstanding, when used with reference to a Bond or Bonds of a particular Series, as of any particular date, shall mean all Bonds of such Series which have been issued, executed, authenticated and delivered under the Indenture, except:

     (i) Bonds of a Series cancelled by the Trustee because of payment or redemption prior to maturity or surrendered to the Trustee under the Indenture for cancellation;

     (ii) Any Bond of such Series (or portion of a Bond of such Series) for the payment or redemption of which, in accordance with Section 10.01 of the Indenture, there has been separately set aside and held in a separate account of the Bond Fund moneys and/or Defeasance Securities in an amount sufficient to effect payment of the principal or applicable Redemption Price of such Bond, together with accrued interest on such Bond to the payment or redemption date, which interest on such Bond to the payment or redemption date shall be specified in irrevocable instructions given to the Trustee to apply such moneys and/or Defeasance Securities to such payment on the date so specified, provided, that, if such Bond or portion thereof is to be redeemed, notice of such redemption shall have been given as provided in the Indenture or provision satisfactory to the Trustee shall have been made for the giving of such notice; and

     (iii) Bonds in exchange for or in lieu of which other Bonds shall have been authenticated and delivered under Article III of the Indenture.

     Paying Agent shall mean any paying agent or co-paying agent for the Bonds (and may include the Trustee) and its successor or successors and any other corporation which may at any time be substituted in its place pursuant to the Indenture.

     Permanent Removals shall have the meaning set forth in Section 4.2(c) hereof.

     Permitted Encumbrances shall mean, as of any particular time,

     (i) the Prime Lease, the Company Lease, this Agreement (including the rights of the Lessees under Sections 4.2 and 8.1 hereof), the Indenture and any other Security Document, and any mortgage, lien, security interest or other encumbrance created thereby;

     (ii) any mortgages now or hereafter granted by the Prime Landlord in the Facility Realty;

     (iii)  liens  for  real  estate  taxes,   assessments,   levies  and  other
governmental  charges,  the  payment  of  which  is not  in  default;

     (iv) any mechanic's, workmen's, repairmen's, materialmen's, contractors', carriers', suppliers' or vendors' Lien or right in respect thereof if payment is not yet due and payable, all if and to the extent permitted by Section 6.6 hereof;

     (v) those exceptions to title to the Facility Realty enumerated in the title insurance policies delivered pursuant to Section 2.4 hereof insuring the Agency's leasehold interest in the Facility Realty, copies of which policies are on file at the principal corporate trust office of the Trustee and at the office of the Agency; and

     (vi)  any  lien,  security  interest,   encumbrance  or  charge,  or  any
conditional sale or other title retention agreement, which any vendor of Facility Equipment or any lessor of Leased Personalty or any contractor under a Maintenance Contract or any contractor hired to install Tenant Improvements may place on or with respect to the Facility Realty, Facility Equipment, Leased Personalty, a Maintenance Contract or Tenant Improvements.

     Permitted Incidental Use shall mean incidental use of any of the Project Property in the ordinary course of business by a direct or indirect parent corporation of Equitable or by other legal entities which are direct or indirect subsidiaries of Equitable.

     Person shall mean any individual, corporation,  partnership, joint venture,
association,   joint  stock  company,  trust,   unincorporated  organization  or
government or any agency or political subdivision thereof or other entity.

     Pre-Bond Issuance Project Costs shall mean those items of Project Costs paid or incurred by any of the Lessees after June 13, 1995 and which are enumerated in the appendices hereto in "Description of Pre-Bond Issuance Project Costs."

     Pre-Bond Issuance Sales Tax Letter shall mean that certain Pre-Bond Issuance Sales Tax Letter dated October 12, 1995, as amended and restated on December 29, 1995 and on April 1, 1996, issued by the Agency to the Lessees with respect to Pre-Bond Issuance Project Costs prior to the issuance of the Initial Bonds and expiring on the Lease Commencement Date.

     Prime Landlord shall mean 1290 Associates, a limited partnership organized and existing under the laws of the State of New York, and its successors and assigns under the Prime Lease.

     Prime Lease shall mean the Agreement of Lease dated July 20, 1995, as amended through the Lease Commencement Date, between the Prime Landlord and Equitable relative to the Facility Realty, and shall include any and all amendments thereof and supplements thereto hereafter made in conformity therewith and herewith.

     Principal Payment Date shall mean each date upon which principal with respect to a Series of Outstanding Bonds shall be due and payable.

     Prohibited Person shall mean:

     (i) any Person (A) that is in material default or in material breach, beyond any applicable grace period, of its obligations under any material written agreement with the City or the Agency, or (B) that directly or indirectly controls, is controlled by, or is under common control with, a Person that is in material default or in material breach, beyond any applicable grace period, of its obligations under any material written agreement with the City or the Agency, unless such material default or material breach has been waived in writing by the City or the Agency, respectively;

     (ii) any Person (A) that has been convicted in a criminal proceeding for a felony or any crime involving moral turpitude or that is an organized crime figure or is reputed to have substantial business or other affiliations with an organized crime figure, or (B) that directly or indirectly controls, is controlled by, or is under common control with a Person that has been convicted in a criminal proceeding for a felony or any crime involving moral turpitude or that is an organized crime figure or is reputed to have substantial business or other affiliations with an organized crime figure;

     (iii) any government, or any Person that is directly or indirectly controlled (rather than only regulated) by a government, that is finally determined to be in violation of (including, but not limited to, any participant in an international boycott in violation of) the Export Administration Act of 1979, or successor act, or the regulations issued pursuant thereto, or any government that is, or any Person that, directly or indirectly, is controlled (rather than only regulated) by a government that is subject to the regulations or controls thereof; or

     (iv) any government, or any Person that, directly or indirectly, is controlled (rather than only regulated) by a government, the effects of the activities of which are regulated or controlled pursuant to regulations of the United States Treasury Department or executive orders of the President of the United States of America issued pursuant to the Trading with the Enemy Act of 1917, as amended (including the Arms Export Control Act of 1979, as amended).

     Project shall mean the construction and installation from time to time of Tenant Improvements to the Facility Realty, and the acquisition, leasing, subleasing, licensing, sublicensing and maintenance of Facility Equipment, Leased Personalty and Maintenance Contracts for location at an Approved Equitable City Location, all for use by the Lessees (subject to Permitted Incidental Use) in the Equitable Business, as more fully described in the Description of Project in the appendices attached hereto and made a part hereof.

     Project Agreement shall mean the Project Agreement of even date herewith between the Lessees and the Agency, and shall include any and all modifications thereof and amendments thereto hereafter made in accordance therewith.

     Project Building shall mean that certain building known as 1290 Avenue of the Americas, New York, New York, and any substitutions, additions, repairs or improvements thereto.

     (b) Costs shall mean ( the Pre-Bond Issuance Project Costs, and (b) all costs paid or incurred by any of the Lessees:

     (i) for engineering and architectural services with respect to the Project, including the cost of estimates, plans and specifications and for supervising Tenant Improvements, equipping and installation, as well as for the performance of all other duties required by or consequent upon the proper renovation, alteration, improving, equipping and installation of the Project;

     (ii) for the Leased Personalty Semi-Annual Capital Investment; (iii) for labor, contract bonds, materials, services, supplies, machinery or equipment and other expenses, and to contractors, suppliers, builders and materialmen in connection with Tenant Improvements, including costs of contract bonds and of insurance that may be required or necessary during periods of renovation of the Facility Realty;

     (iv) for the title insurance  policy  delivered by the Lessees  pursuant to
Section 2.4 hereof;

     (v) for the acquisition of computer software provided that such software is treated or capable of being treated (whether or not so treated) in accordance with generally accepted accounting principles as a capital expenditure;

     (vi) for the payment of the initial fees and expenses of the Trustee, legal and financial fees and expenses, printing and engraving costs, and all other costs and expenses incurred by or for the account of the Agency in connection with the preparation, authorization, sale, printing, rating and issuance of the Bonds from time to time, and the preparation and execution of this Agreement, the Indenture, the Project Agreement, the Company Lease and all other documents to which the Agency shall be a party;

     (vii) for which any of the Lessees shall be required to pay, under the terms of any purchase order, contract or contracts, or lease or leases, for Tenant Improvements, the acquisition of Facility Equipment and the Leased Personalty Semi-Annual Capital Investment, including any amounts required to reimburse any of the Lessees for advances made for any item otherwise constituting a Project Cost or for any other costs incurred and for work done which are properly chargeable to the capital account of the Project; and

     (viii) for the payment of such other costs with respect to which any of the Lessees is entitled to receive a sales and/or use tax exemption under the Sales Tax Letter, as may hereafter be agreed upon by the Agency and the Lessees.

"Project Costs" shall not include (i) counsel fees of the Lessees or any Affiliate of any of the Lessees, (ii) fees or commissions of real estate brokers, (iii) moving expenses, (iv) operational costs, (v) the costs of acquiring and installing any item of personalty unless such personalty is a capital tangible asset with a useful life of one year or more, (vi) charges for utilities services, (vii) working capital costs, (viii) management, development or leasing fees or commissions, (ix) the costs of Maintenance Contracts or the interest portion of rentals under Qualified Personalty Leases, (x) costs paid or incurred prior to June 13, 1995, (xi) costs or expenses with respect to property not constituting Project Property, (xii) expenses for work done by officers or employees of any of the Lessees or any Affiliate thereof, (xiii) any costs of landscaping (including but not limited to the costs of acquiring and planting shrubs, trees, flowers, lawns and other plants, as well as the cost of landscape design services, (xiv) the costs of acquiring or leasing rolling stock, (xv) the cost of acquiring and installing fine art, objets d'art, or any other similar decorative items, and (xvi) to the extent not included in the preceding, operating and other working capital costs.

     Project Documents shall mean, collectively, this Agreement, the Prime Lease, the Company Lease, the Project Agreement, the Sales Tax Letter and the Indenture.

     Project Property shall mean, collectively, the Facility Realty, the Tenant Improvements, the Facility Equipment, the Leased Personalty and the Maintenance Contracts.

     Project Property Registry shall mean the registry maintained by the Agency at its office of all the Facility Equipment, the Leased Personalty, the Maintenance Contracts and the Tenant Improvements, as such registry shall be modified, amended or supplemented from time to time in accordance with Section
6.14 hereof.

     Qualified Investments shall mean, to the extent permitted by applicable law, the following (except to the extent that any of the following are issued or guaranteed by or otherwise a security or an obligation, directly or indirectly, of any of the Lessees or any of their Affiliates):

                  (i)          Government Securities.

                  (ii) Securities issued or guaranteed by any of the following instrumentalities or agencies of the United States of America:

                              (a)    Federal Home Loan Bank System

                              (b)    Export-Import Bank of the United States

                              (c)    Federal Financing Bank

                              (d)    Government National Mortgage Association

                              (e)    Farmers Home Administration

                              (f)    Federal Home Loan Mortgage Corporation

                              (g)    Federal Housing Administration

                              (h)    Private Export Funding Corporation

                              (i)    Tennessee Valley Authority.

                  (iii) Commercial paper rated at least "P-1" or better by Moody's or at least "A-1" or better by S&P, issued by a corporation or banking institution organized under the laws of the United States or any state thereof.

                  (iv) Direct and general long-term obligations of any state of the United States to which the full faith and credit of the state is pledged and which are rated in either of the two highest rating categories by Moody's or S&P.

                  (v) Direct and general short-term obligations of any state of the United States to which the full faith and credit of the state is pledged and which are rated in the highest rating category by Moody's and S&P.

                  (vi) Interest bearing demand or time deposits with or certificates of deposit issued by a national banking association or a state bank or trust company or a savings and loan association which are (a) continuously insured by the Bank Insurance Fund or the Savings Association Insurance Fund under the auspices of the Federal Deposit Insurance Corporation,or (b) with a bank which has outstanding debt, or which is a subsidiary of a bank holding company which has outstanding debt, rated at least "P-1" by Moody's or "A-1" by S&P, or (c) continuously secured by obligations of the type described in (i) and (ii) above which have a market value at all times at least equal to the principal amount of the deposit and which are held by the Trustee or its agent or, in the case of uncertificated securities, are registered in the name of the Trustee as pledgee.

                  (vii) Repurchase agreements, the maturity of which are less than thirty (30) days, entered into (a) with a bank or trust company organized under the laws of any state of the United States or with a national banking association, insurance company, or government bond dealer reporting to, trading with, and recognized as a primary dealer by the Federal Reserve Bank of New York and which is a member of the Security Investors Protection Corporation, or (b) with a dealer whose obligations are rated, or the parent holding company of which is rated, investment grade by Moody's or S&P. The securities that are subject to a repurchase agreement must be obligations of the type described in (i) or (ii) above which have a fair market value, exclusive of accrued interest, at least equal to the amount invested in the repurchase agreement and which are held by the Trustee or its agent or, in the case of uncertificated securities, are registered in the name of the Trustee as pledgee.

                  (viii) Money market mutual funds with assets in excess of $2,000,000,000 investing in Qualified Investments of the type specified in (i) or (ii) above.

     Qualified Maintenance shall mean, with respect to any item of Facility Equipment or Leased Personalty having a useful life of one year or more, the replacement of parts (other than parts that contain materials or substances that are consumed in the operation of such property (e.g., a toner cartridge) where such parts must be replaced whenever the substance is consumed) or the making of repairs, but shall not include maintenance of the type as shall constitute janitorial services.

     Qualified Personalty Lease shall mean a lease or license of one or more items of Leased Personalty to any of the Lessees on behalf of and as agent for the Agency, (y) which lease or license would be characterized under the Accounting Standards of the Financial Accounting Standards Board, and is so recorded on the books and records of the Lessees, as a "capital lease" or "capital license," or (z) pursuant to which an option to purchase the subject property of such lease or license is granted thereunder by the lessor or licensor.

     Rating Category shall mean one of the generic rating categories of either Moody's or S&P without regard to any refinement or gradation of such rating by a numerical modifier or otherwise.

     Redemption Price shall mean, with respect to any Bond, the principal amount thereof to be redeemed in whole or in part, plus the applicable premium, if any, payable upon redemption thereof pursuant to such Bond or the Indenture.

     Retention Period shall have the meaning specified in Section 4.2(a) hereof.

     Sales Tax Letter shall mean the Letter of Authorization for Sales Tax Exemption which the Agency shall make available to the Lessees in accordance with and substantially in the form set forth in the appendices to the Project Agreement.

     S&P shall mean Standard & Poor's Ratings Services, a division of the McGraw Hill Companies, Inc., a corporation organized and existing under the laws of the State, its successors and assigns, and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other nationally recognized securities rating agency reasonably designated by the Agency, by notice to the Lessees and the Trustee.

     Security Documents shall mean, collectively and severally, this Agreement, the Indenture, the Bond Supplemental Indenture and any other document inuring to the benefit of the Trustee and the Holders of Bonds.

     Series shall mean all of the Bonds designated as being of the same Series authenticated and delivered on original issuance in a simultaneous transaction, and any Bonds of the same Series thereafter authenticated and delivered in lieu thereof or in substitution therefor pursuant to the Indenture and a Certificate of Determination.

     State shall mean the State of New York.

     Supplemental   Indenture  shall  mean  any  indenture  supplemental  to  or amendatory of the Indenture, executed and delivered by the Agency and the Trustee in accordance with Article XI of the Indenture.

     Temporary Removals shall have the meaning specified in Section 4.2(b) hereof.

     Tenant Improvements shall mean all improvements, additions, fixtures, alterations or modifications (and all labor costs related thereto) to any of the space comprising the Facility Realty for use by the Lessees and for Permitted Incidental Use, and for which sales or use tax exemptions shall have been taken pursuant to this Agreement, the Project Agreement and the Sales Tax Letter.

     Trustee shall mean United States Trust Company of New York, New York, New York, in its capacity as Trustee, and its successors in such capacity and their assigns hereafter appointed in the manner provided in the Indenture.

     Trust  Estate  shall  mean  all  property,   interests,   revenues,  funds,
contracts, rights and other security granted to the Trustee under the Security Documents.

     1.2.Construction. In this Agreement, unless the context otherwise requires:

     (a) The terms "hereby," "hereof," "hereto," "herein," "hereunder" and any similar terms, as used in this Agreement, refer to this Agreement, and the term "hereafter" shall mean after, and the term "heretofore" shall mean before, the Lease Commencement Date.

     (b) Words of the masculine gender shall mean and include correlative words of the feminine and neuter genders and words importing the singular number shall mean and include the plural number and vice versa.

     (c) Words importing persons shall include firms, associations, partnerships (including limited partnerships), trusts, corporations and other legal entities, including public bodies, as well as natural persons.

     (d) Any headings preceding the texts of the several Articles and Sections of this Agreement, and any table of contents appended to copies hereof, shall be solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

     (e) Except as otherwise provided in the Indenture or this Agreement, all approvals, consents and acceptances required to be given or made by any Person or party hereunder shall be at the sole discretion of the Person or party whose approval, consent or acceptance is required.

     Section 1.3. Representations and Warranties by Agency. The Agency makes the following representations and warranties:

     (a) The Agency is a corporate governmental agency constituting a body corporate and politic and a public benefit corporation duly organized and existing under the laws of the State, and is authorized and empowered to enter into and effectuate the transactions contemplated on its part by this Agreement and has taken all requisite action to carry out its obligations hereunder. By proper action of its members, the Agency has duly authorized the execution and delivery of this Agreement.

     (b) In order to finance all or a portion of the cost of the Project, the Agency proposes to issue the Bonds, in the aggregate principal amount of not to exceed One Hundred Fifty-Six Million Dollars ($156,000,000) (subject to the Agency's Reserved Right, upon the prior written request of an Authorized Representative of the Lessees, to issue Bonds in an aggregate principal amount exceeding $156,000,000) from time to time, in various Series, pursuant to the Indenture, the Bond Supplemental Indenture, the Bond Resolution and a Certificate of Determination for each Series of Bonds. Each Series of Bonds will mature, bear interest, be redeemable and have the other terms and provisions set forth in the Indenture and the related Certificate of Determination.

     (c) The execution, delivery and performance by the Agency of this Agreement and each other Project Document and Security Document to which it is a party and the consummation of the transactions herein and therein contemplated have been duly authorized by all requisite corporate action on its part and will not violate any provision of law, any order of any court or agency of government, or its by-laws, or any material indenture, agreement or other instrument to which it is a party or by which it is subject to or bound, or be in material conflict with or result in a material breach of or constitute (with due notice and/or lapse of time) a material default under any such material indenture, agreement or other instrument.

     (d) Assuming due and proper execution hereof and thereof by all parties other than the Agency, this Agreement and each other Project Document and Security Document to which it is a party, constitutes the Agency's legal, valid and binding obligation enforceable against it in accordance with its terms, except as such validity, binding effect and enforceability may be limited by (and subject to) bankruptcy, insolvency, reorganization, rehabilitation, moratorium or other similar laws affecting the enforcement of creditors' rights from time to time in effect and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

     (e) There is no action or proceeding pending or, to its best knowledge and of its officers having reason to be familiar with any such action or proceeding, threatened by or against it by or before any court or administrative agency that might adversely affect its ability to perform its obligations under this Agreement and each other Project Document and Security Document to which it is a party, and all authorizations, consents and approvals of governmental bodies or agencies required to be obtained by it as of the date hereof in connection with the execution and delivery of this Agreement and each other Project Document and Security Document to which it is a party or in connection with the performance of its obligations hereunder and thereunder has been obtained.

     Section 1.4. Findings by Agency. The Agency, based upon the representations and warranties of the Lessees contained in this Agreement and the information contained in the application and other materials heretofore submitted by or on behalf of the Lessees to the Agency, hereby finds and determines that the financing of all or a portion of the costs of the Project by the Agency and the providing of certain benefits to the Lessees in connection therewith is reasonably necessary to discourage the Lessees from removing their operations from the City to a location outside the City and the State and to encourage the Lessees to proceed with the Project, and is reasonably necessary to preserve the competitive position of the Lessees in their industry.

     Section 1.5.Representations and Warranties by Lessees. In order to induce the Agency to issue the Bonds and to enter into those Project Documents and Security Documents to which the Agency is a party, each of the Lessees makes the following representations and warranties:

     (a) It is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, is not in violation of any material provision of its certificate of incorporation or by-laws, and has the corporate power and authority to own its property and assets, to carry on its business as now being conducted by it, and to execute, deliver and perform this Agreement and each Project Document and Security Document to which it is a party. It is duly qualified to do business in every jurisdiction in which the failure to so qualify would have a material adverse effect upon its properties, business, affairs, assets or condition (financial or otherwise).

     (b) The execution, delivery and performance by it of this Agreement and each other Project Document and Security Document to which it is a party and the consummation by the Lessees of the transactions herein and therein contemplated have been duly authorized by all requisite corporate action on its part and will not violate any provision of law, any order of any court or agency of government, its certificate of incorporation or by-laws, or any material indenture, agreement or other instrument to which it is a party or by which it is bound or to which any of its property is subject, or be in material conflict with or result in a material breach of or constitute (with due notice and/or lapse of time) a material default under any such material indenture, agreement or other instrument or result in the imposition of any lien, charge or encumbrance of any nature whatsoever other than Permitted Encumbrances.

     (c) Assuming due and proper execution hereof and thereof by all parties other than the Lessees, this Agreement and each other Project Document and Security Document to which it is a party, constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except as such validity, binding effect and enforceability may be limited by bankruptcy, insolvency, reorganization, rehabilitation, moratorium or other similar laws affecting the enforcement of creditors' rights from time to time in effect and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

     (d) There is no action or proceeding pending or, to its best knowledge, threatened by or against it by or before any court or administrative agency that would be likely to adversely affect its ability to perform its obligations under this Agreement and each other Project Document and Security Document to which it is a party; and all authorizations, consents and approvals of governmental bodies or agencies required to be obtained by it as of the date hereof in connection with the execution and delivery of this Agreement and of each other Project Document and Security Document to which it is a party or in connection with the performance of its obligations hereunder and thereunder has been obtained.

     (e) Except as provided in this Agreement, none of the Facility Equipment, Leased Personalty, Maintenance Contracts or Tenant Improvements shall be located or used at any location other than an Approved Equitable City Location (except that Tenant Improvements shall be located or used only at the Facility Realty).

     (f) It shall cause all Tenant Improvements, Leased Personalty (but only to the extent of the Leased Personalty Semi-Annual Capital Investment), Facility Equipment and Project Costs for which a sales or use tax exemption is taken under the Pre-Bond Issuance Sales Tax Letter, the Sales Tax Letter, the Project Agreement or this Agreement to be paid for in whole and/or reimbursed in whole from the proceeds of the Bonds, except that Maintenance Contracts shall not be funded with proceeds of the Bonds; provided, however, that although Bonds may not be issued to fund the costs of Maintenance Contracts or the interest portion of rentals under Qualified Personalty Leases, such costs, to the extent the same shall constitute Qualified Maintenance or be with respect to a Qualified Personalty Lease, shall be eligible under the Sales Tax Letter for Sales Tax Savings.

     (g) No Maintenance Contracts will be entered into for any property other than for Qualified Maintenance for Facility Equipment or Leased Personalty (with respect to which a Qualified Personalty Lease shall exist).

     (h) The Project and related Agency Benefits (as defined in the Project Agreement) are reasonably necessary to allow the Lessees to remain competitive within their industry. The Lessees require the Project and such Agency Benefits to induce Equitable to retain approximately 1,750 Eligible Employees (as defined in the Project Agreement) and related operations within the City, in the absence of which Project and Benefits, Equitable would relocate a substantial portion of its operations and divisions outside of the City, and not thereby remain and consolidate its operations within the City.

     (i) Any costs incurred with respect to that part of the Project paid from the proceeds of the sale of the Bonds shall be treated or capable of being treated on the books of the Lessees as capital expenditures in conformity with generally accepted accounting principles applied on a consistent basis.

     (j) The Project will not result in the removal of an industrial, manufacturing, warehousing or commercial plant or facility of any of the Lessees from outside of the City (but within the State) to within the City, or in the abandonment of one or more of such plants or facilities of any of the Lessees or any Affiliate thereof outside of the City (but within the State).

     (k) No part of the proceeds of the Bonds will be used to finance inventory or rolling stock or will be used for working capital or to finance any other cost not constituting a Project Cost.

     (l) To the best knowledge of the Lessees, the Project is included within the definition of "project" under the Act.

     (m) Each representation or warranty made by Equitable in the application and related materials submitted to the Agency for approval of the Project or its financing, or by the Lessees in this Agreement and in each other Project
Document and Security Document to which any shall be a party, is true, correct and complete in all material respects as of the date made. Each representation or warranty made by it in any Letter of Representation and Indemnity Agreement delivered to the Agency, the Trustee and the original purchasers of any Series of Bonds, or in any report, certificate, financial statement or other instrument furnished pursuant to this Agreement and any other Project Document or Security Document, shall be true, correct and complete in all material respects as of the date made.

     (n) The aggregate amount of sales and use tax benefits received by the Lessees pursuant to the Pre-Bond Issuance Sales Tax Letter is $169,873.39, which amount does not exceed the Maximum Sales Tax Benefit (as defined in the Project Agreement).

     (o) No Person other than the Lessees is in occupancy or possession of any portion of the Facility Realty (subject to Permitted Incidental Use).

     (p) The Project will be designed, and the construction and operation of the Project Property will be, in compliance with all applicable Federal, State and local laws or ordinances (including rules and regulations) relating to safety and environmental quality.

     (q) The property included in the Project Property is either land or property of the character subject to the allowance for depreciation under
Section 167 of the Code.

     (r) The Lessees intend to operate the Project Property or cause the Project Property to be operated in accordance with this Agreement and as a qualified "project" in accordance with and as defined under the Act.

     (s) The Lessees shall cause all Project Costs with respect to which a sales or use tax exemption shall be or have been claimed as agent for the Agency to be paid for in whole and/or reimbursed in whole from the proceeds of the Bonds (other than Maintenance Contracts, and, in the case of Leased Personalty, only to the extent of the Leased Personalty Semi-Annual Capital Investment); provided, however, that although Bonds may not be issued to fund the costs of Maintenance Contracts or the interest portion of rentals under Qualified Personalty Leases, such costs, to the extent the same shall constitute Qualified Maintenance or be with respect to a Qualified Personalty Lease, shall be eligible under the Sales Tax Letter for Sales Tax Savings.

     (t) The Prime Lease is in full force and effect without material default thereunder by Equitable or, to the best knowledge of Equitable, the Prime Landlord, and the Facility Realty is subject to the Prime Lease and the Company Lease.

     (u) No part of the proceeds of the Bonds will be used to finance a project (and no sales or use tax exemption has been or will be made available under the Pre-Bond Issuance Sales Tax Letter or the Sales Tax Letter) where facilities or property that are primarily used in making retail sales to customers who personally visit such facilities constitute more than one third of the total project cost. For purposes of this representation, retail sales shall mean: (i) sales by a registered vendor under article twenty-eight of the New York Tax Law primarily engaged in the retail sale of tangible personal property, as defined in subparagraph (i) of paragraph four of subdivision (b) of section eleven hundred one of the New York Tax Law; or (ii) sales of a service to such customers.

     (v) The Facility Realty constitutes a portion of the property demised to Equitable under the Prime Lease, and all of the Facility Realty has been the subject of the Phase I Environmental Report referred to in Section 6.2(c) hereof.

     (w) To the best knowledge of the Lessees, there is no existing violation against the Facility Realty filed by any court or administrative agency that may prohibit the use or operation of the Facility Realty for its intended purposes.

     (x) No sales tax exemptions will be claimed by any of the Lessees under the Sales Tax Letter for any leasehold improvements or renovations other than the Tenant Improvements.

     (y) The execution, delivery and performance of this Agreement and of the Company Lease by the Lessees does not constitute a breach, default or violation of the terms of the Prime Lease, nor does it require any consent of the Prime Landlord (which consent has not been obtained prior to the date hereof).

     (z) The Facility Realty consists of floors fourteen (14) through twenty-two
(22),  inclusive,   together  with  the  concourse,  of  the  Project  Building, comprising approximately 298,238 rentable square feet.

     (aa) As of April 30, 1996, the number of Eligible Employees (as defined in the Project Agreement) within the City was 1,850.

     (bb) EVLICO is a wholly-owned subsidiary of Equitable.

     (cc) Equitable has subleased the Facility Realty to the Agency pursuant to the Company Lease for a nominal rental therefor, and the Agency has been thereby vested with a valid leasehold estate therein, free and clear of all liens, encumbrances, security interests and servitudes other than Permitted Encumbrances.

                                   ARTICLE II
                                   The Project

     Section 2.1. The Project. (a) The Lessees will, on behalf of the Agency, and from time to time and in the ordinary course of their business, continue and/or proceed with the making of Tenant Improvements, the acquisition and installation of the Facility Equipment, the leasing (or subleasing) or licensing (or sublicensing) of Leased Personalty and the entering into of Maintenance Contracts, all to be effected in accordance with this Agreement, the Indenture, the Project Agreement and the Prime Lease. The Project Costs shall be paid or reimbursed from the Project Fund established under the Indenture as provided in this Section 2.1. All contractors, materialmen, vendors, suppliers and other companies, firms or persons furnishing labor, machinery, equipment, services or materials for or in connection with the Project shall be selected by the Lessees.

     (b) The Lessees shall be responsible for the payment of (i) all of the costs and expenses in connection with the preparation of any instruments of lease of the Facility Realty to the Agency, and the delivery of any such instruments and documents and their filing and recording, if required, (ii) all taxes and charges payable in connection with such leasing, or attributable to periods prior to such leasing, to the Agency as set forth in Section 2.1(a) hereof, and (iii) all shipping and delivery charges and all other expenses or claims incurred by or on behalf of the Lessees in connection with the Project.

     (c) The Agency and the Lessees acknowledge and agree that the Project Property is to be acquired, leased (or subleased), licensed (or sublicensed), equipped, installed, maintained, replaced and repaired for use at Approved Equitable City Locations (except that Tenant Improvements shall be effected only at the Facility Realty), and that the nature thereof, all as comprising the Project, may change from time to time over the term of this Agreement to reflect amendments, modifications, replacements, accessions to and supplements made to the Project. Upon the acquisition, leasing, subleasing, licensing, sublicensing, equipping, furnishing, installation, maintenance, repair or replacement of the Project Property, such property shall become subject to the leasehold interest of this Agreement.

     At the request of the Agency to the Lessees, the Lessees shall provide such reasonable additional information and clarifications concerning any portion of the Project Property to be acquired, equipped, installed, leased, subleased, maintained, replaced or repaired, as shall be reasonably requested by the Agency.

     All Facility Equipment and Tenant Improvements financed in whole or in part from the proceeds of the Bonds, and all Leased Personalty and Maintenance Contracts, shall be enumerated in sufficient detail for accurate identification (as to date of acquisition, vendor, location, physical description, serial number (if applicable and to the extent available), price and the amount of sales and use tax exemptions afforded to any of the Lessees in connection with such acquisition) in the Project Property Registry.

     (d) The Lessees will obtain or cause to be obtained all necessary approvals from any and all governmental agencies requisite to the effectuation by the Lessees of the Project and the operation of the Project Property, all of which will be done in compliance with all Federal, State and local laws, ordinances and regulations applicable thereto, and with the conditions and requirements of all policies of insurance required to be maintained hereunder with respect to the Project Property and this Agreement. The Lessees will further obtain or cause to be obtained all necessary permits, authorizations and licenses from appropriate authorities, authorizing the operation and use of the Project Property for the purposes contemplated by this Agreement and shall furnish copies of same to the Agency immediately upon receipt thereof.

     (e) Upon request, the Lessees will extend to the Agency, or the Agency will extend to the Lessees, the benefit of all vendors' warranties received by the other party (to the extent permitted under the terms of such warranties) in connection with the Project Property, including any warranties given by contractors, manufacturers or service organizations who perform work with respect to the Project.

     (f) The Lessees shall take such action and institute such proceedings as shall be reasonably necessary to cause all contractors and material suppliers to complete their contracts in accordance with the terms of said contracts. The Agency will cooperate in any such action or proceeding, at the Lessees' sole cost and expense, provided that the Agency shall not be required to take any action it does not deem to be reasonable. Any amounts recovered by way of damages, refunds, adjustments or otherwise in connection with the foregoing, after deduction of expenses incurred in such recovery, shall be paid to the Lessees.

     (g) Concurrently with the execution of this Agreement, the Lessees will surrender the Pre-Bond Issuance Sales Tax Letter to the Agency for cancellation, and the Agency shall make available to the Lessees the Sales Tax Letter.

     (h) Title to, or a leasehold or license interest in, as appropriate, all materials, equipment, machinery and other property intended to be incorporated or installed as Tenant Improvements and thereby part of the Project Property (excluding the Lessees' Property) shall vest in the Agency immediately upon delivery to or installation or incorporation into the Facility Realty (or in the case of the Facility Equipment, Leased Personalty or Maintenance Contracts, upon the execution of a contract, lease, bill, invoice or purchase order therefor as agent for the Agency) or payment therefor, whichever shall be so provided in the related contract, invoice, bill or purchase order. The Lessees shall take all action reasonably necessary to protect such title or leasehold interest of the Agency against claims of any third parties.

     (i) As and to the extent required by applicable law, the Lessees shall annually file a statement with the New York State Department of Taxation and Finance, on a form and in a manner as is prescribed by the Commissioner of the New York State Department of Taxation and Finance, of the value of all sales and use tax exemptions claimed by any of the Lessees or agents of any of the Lessees, including, but not limited to, consultants or subcontractors of such agents, under the authority granted pursuant to the Pre-Bond Issuance Sales Tax Letter, the Sales Tax Letter, the Project Agreement and/or this Agreement. Should any of the Lessees fail to comply with the foregoing requirement, the Lessees shall immediately cease to be the agent for the Agency in connection with the Project (such agency relationship being deemed to be immediately revoked) without any further action of the parties. Nothing herein shall be construed as a representation by the Agency that any property acquired as part of the Project is, in fact, exempt from sales taxes or use taxes.

     Section 2.2. Commitment to Project. The Lessees unconditionally covenant and agree that they will, from time to time and in the ordinary course of their business, proceed with the Tenant Improvements, with the acquisition and installation of Facility Equipment, and with the leasing (or subleasing) or licensing (or sublicensing) of Leased Personalty and the entering into of Maintenance Contracts, all on behalf of and as agent for the Agency, and all in accordance with this Agreement, the Prime Lease (with respect to Tenant Improvements), the Project Agreement and the Indenture. In the event that moneys in the Project Fund are not sufficient to pay Project Costs in full, the Lessees shall, subject to the agreements set forth in Sections 2.1 and 2.3 hereof and in the Project Agreement, pay that portion of such Project Costs as may be in excess of the moneys therefor in the Project Fund and, subject to the provisions below, shall not be entitled to any reimbursement therefor from the Agency, the Trustee, the Holders of any of the Bonds or any other Person, nor shall the Lessees be entitled to any diminution of the rents payable or other payments to be made under this Agreement or any other Project Document or Security Document, provided that Project Costs may be funded or reimbursed out of any funds which thereafter may be in the Project Fund.

     Section 2.3. Issuance of Bonds. (a) In order to finance all or a portion of the Project Costs, the Agency proposes to issue the Bonds, in the aggregate principal amount of up to One Hundred Fifty-Six Million Dollars ($156,000,000) (subject to the Agency's Reserved Right to issue Bonds in an aggregate principal amount exceeding One Hundred Fifty-Six Million Dollars ($156,000,000)) from time to time upon request therefor by an Authorized Representative of the Lessees, in various Series, pursuant to the Indenture, the Bond Supplemental Indenture, the Bond Resolution and a Certificate of Determination for each Series of Bonds. Each Series of Bonds will mature, bear interest, be redeemable and have the other terms and provisions set forth in the Indenture and the related Certificate of Determination.

     (b) Contemporaneously with the execution and delivery of this Agreement, the Agency will sell and deliver the Initial Bonds under and pursuant to the Bond Resolution, a Certificate of Determination, the Indenture and the Bond Supplemental Indenture. The Lessees shall request the Agency to issue further Series of Bonds from time to time during the term of this Agreement pursuant to
Section 2.03 of the Indenture, and the Lessees shall make such requests, deliver such documents, agreements and certificates (all as more fully set forth in the Indenture), and shall pay such costs and expenses as shall enable the Agency to issue each such additional Series of Bonds. It is the intention of the parties hereto to cause the issuance of multiple Series of Bonds beginning on the Lease Commencement Date with the Initial Bonds and thereafter no less often than semi-annually on each March 15 and September 15 commencing September 15, 1996 for the payment and/or reimbursement of Project Costs as provided in the Project Agreement; provided, however, that no further Series of Bonds shall be required to be issued after the later of (y) the receipt by the Lessees of the Maximum Sales Tax Benefit (as defined in the Project Agreement), and (z) the issuance of a final Series of Bonds necessary for the Lessees to comply with the provisions of Section 3.1(d)(iii)(C) of the Project Agreement. The proceeds of sale of each Series of Bonds shall be deposited in the Project Fund and applied to the payment of Project Costs in accordance with the provisions of the Indenture. Pending such application, amounts in the Project Fund may be invested as provided in the Indenture. Nothing contained in this Section 2.3(b) shall be deemed to be an obligation of the Agency to obtain a purchaser for any Series of Bonds.

     (c) The Lessees shall cause the Agency to issue in accordance with the Indenture (i) on the Lease Commencement Date at least $320,000 in aggregate principal amount of Bonds, (ii) at least $1,000,000 in aggregate principal amount of Bonds by no later than two (2) years after the Lease Commencement Date, (iii) at least $2,500,000 in aggregate principal amount of Bonds by no later than four (4) years after the Lease Commencement Date, and (iv) at least $4,000,000 in aggregate principal amount of Bonds by no later than five (5) years after the Lease Commencement Date. Further, the Lessees shall cause the aggregate principal amount of Bonds Outstanding during the term of this Agreement to be not less than the following respective principal amounts for the corresponding Annual Bond Amount Periods:

                Annual Bond                            Minimum Outstanding
                Amount Period                            Principal Amount

                First                                     $   320,000
                Second                                      1,000,000
                Third                                       2,000,000
                Fourth                                      2,500,000
                Fifth and thereafter                        4,000,000


     (d) Subject to the terms of the related Series of Bonds, the Lessees shall have the right to redeem the Bonds in whole or in part, provided, however, that,
(y) no such redemption shall cause the principal amount of Bonds remaining Outstanding to violate the provisions of Section 2.3(c) above, and (z) no Series of the Bonds shall be redeemable prior to six (6) months after the date of issuance of such Series of Bonds, except in connection with a retirement of all Bonds upon termination of this Agreement in accordance with Articles VII and VIII hereof.

     Section 2.4. Title Insurance. On the Lease Commencement Date, the Lessees will obtain leasehold title insurance in an amount not less than $1,000,000 insuring the Agency's leasehold interest under the Company Lease in the Facility Realty against loss as a result of defects in such leasehold interest of the Agency. Any proceeds of such leasehold title insurance shall be paid to the Trustee for deposit in a special account to be applied to remedy the defect in title, or, if not so capable of being applied, or if amounts remain, shall be paid over to the Lessees.

                                   ARTICLE III
                Lease of Project Property and Rental Provisions

     Section 3.1. Lease of the Project Property. The Agency hereby leases to the Lessees and the Lessees hereby lease from the Agency the Project Property upon and subject to the terms and conditions herein set forth. The Lessees shall, subject to the provisions of Sections 5.1, 6.17, 6.18 and 9.2 of this Agreement, at all times during the term of this Agreement use and operate the Project Property as a qualified "project" for the operation of the Equitable Business in accordance with the provisions of the Act and for the general purposes specified in the recitals to this Agreement. The Lessees shall not use or operate the Project Property or allow the Project Property or any part thereof to be used or operated for any unlawful purpose or in a manner which constitutes a nuisance, public or private, or may make void or voidable any insurance required hereunder then in force with respect thereto.

     Section 3.2. Duration of Term. The term of this Agreement shall commence on the date of execution and delivery of this Agreement and shall expire on the earlier of December 31, 2011 or such earlier date as this Agreement shall be terminated as hereinafter provided. The Agency hereby delivers to the Lessees and the Lessees hereby accept such possession of the Project Property as the Agency has or may have therein.

     Section 3.3. Rental Provisions; Pledge of Agreement and Rent. The Lessees covenant on each Lease Rental Payment Date to make rental payments directly to the Trustee for deposit in the Bond Fund. Such rental shall be paid during the term of this Agreement in immediately available funds on or prior to each due date for the payment of the principal of, interest and redemption premium, if any, on each Series of the Bonds as set forth in the Indenture until the principal of, redemption premium, if any, and interest on the Bonds shall have been fully paid, or provision for the payment thereof shall have been made in accordance with the provisions of Section 10.01 of the Indenture. The amount of each such rental payment shall be an amount sufficient, together with any amounts then available in the Bond Fund at the time of payment of such rental, to enable the Trustee to make payment, on each date on which the payment of the principal of, redemption premium, if any, and interest on the Bonds shall be due, of an amount sufficient to pay the then due total amount of interest or interest and principal (whether at maturity or by redemption or by acceleration or otherwise as provided in the Indenture) and the then due redemption premium, if any, on the Bonds. Notwithstanding anything in the foregoing to the contrary, if the amount on deposit and available in the Bond Fund is not sufficient to pay the principal of, redemption premium, if any, and interest on the Bonds when due (whether at maturity or by redemption or by acceleration or otherwise as provided in the Indenture), the Lessees shall forthwith pay the amount of such deficiency in immediately available funds to the Trustee for deposit in the Bond Fund and such payment shall constitute rental payments under this Section 3.3. In the event the Lessees should fail to make or cause to be made any of the payments required under the foregoing provisions of this Section, the item or installment not so paid shall continue as an obligation of the Lessees until the amount not so paid shall have been fully paid and the Lessees shall pay immediately upon demand therefor by the Trustee the amount of any administrative charge as set forth in the Indenture for such overdue payment. The Lessees shall also pay any amounts stated under the Indenture to be paid by the Lessees.

                  Pursuant to the Indenture, the Agency shall pledge and assign to the Trustee as security for the Bonds all of the Agency's right, title and interest in this Agreement (except for the Agency's Reserved Rights), including all rental payments under Sections 3.3 and 8.1 hereof, and in furtherance of said pledge the Agency will unconditionally assign such rental payments to the Trustee for deposit in the Bond Fund, in accordance with the Indenture. The Lessees hereby consent to the above-described pledge and assignment.

     The Lessees covenant and agree that they will comply with the provisions of the Indenture with respect to the Lessees, and that the Trustee shall have the power, authority, rights and protections provided in the Indenture. The Lessees further covenant to use their best efforts to cause there to be obtained for the Agency any documents or opinions required of the Agency under the Indenture.

     The Lessees  shall have the right to make  advance  rental  payments  under
Section 8.1 of this Agreement to the Trustee for deposit in the Bond Fund as and to the extent provided in the Indenture for redemption of the Bonds, subject to the provisions of Sections 2.3 and 8.1 hereof and the Project Agreement.

     Section 3.4. Obligation of Lessees Unconditional. The obligation of the Lessees to pay the rent and all other payments provided for in this Agreement and to maintain the Project Property in accordance with Section 4.1 of this Agreement shall be absolute and unconditional, irrespective of any defense or any rights of set-off, recoupment or counterclaim or deduction and without any rights of suspension, deferment, diminution or reduction they or any of them might otherwise have against the Agency, the Trustee, the Holder of any Bond or any other Person whatsoever. For so long as any of the Bonds remain Outstanding, the Lessees will not suspend or discontinue any such payment or terminate this Agreement (other than such termination as is provided for hereunder) for any cause whatsoever, and the Lessees irrevocably waive all rights now or hereafter conferred by statute or otherwise to quit, terminate, cancel or surrender this Agreement or any obligation of the Lessees under this Agreement except as provided in this Agreement or to any abatement, suspension, deferment, diminution or reduction in the rentals or other payments hereunder.

     Section 3.5. Rent Relating to Leased Personalty and Maintenance Contracts. The Lessees shall pay to the lessors and licensors of all Leased Personalty and to the counterparties under all Maintenance Contracts (and not to the Trustee), all payments to be made by the Agency, and perform all obligations required of the Agency, under leases (or subleases) or licenses (or sublicenses) for Leased Personalty and Maintenance Contracts, as and at the times and in the amounts the same shall become payable, and as and at the times such obligations are required to be performed, under such leases (or subleases) or licenses (or sublicenses) and Maintenance Contracts.

                                   ARTICLE IV
               Maintenance, Taxes Maintenance, Taxes and Insurance

     Section 4.1. Maintenance, Alterations and Improvements. (a) During the term of this Agreement, the Lessees will keep the Project Property in good and safe operating order and condition, ordinary wear and tear (and damage from fire or other casualty) excepted, will use and operate the Project Property in the manner for which it was designed and intended and contemplated by this Agreement, and will make all replacements and repairs thereto (whether ordinary or extraordinary, foreseen or unforeseen) necessary to ensure the continuity of the operations of the Lessees at Approved Equitable City Locations for the purposes contemplated by this Agreement and the Project Agreement. All replacements and repairs shall be performed in a good and workmanlike manner and be made and installed in compliance with the requirements, if any, of all governmental bodies. The Agency shall be under no obligation to replace, service, test, adjust, erect, maintain or effect replacements, renewals or repairs of the Project Property, to effect the replacement of any inadequate, obsolete, worn-out or unsuitable parts of the Project Property, or to furnish any utilities or services for the Project Property and the Lessees hereby agree to assume full responsibility therefor.

     (b) The Lessees shall have the right to make such alterations, replacements or repairs of, or additions to, the Project Property or any part thereof from time to time as they in their discretion may determine to be desirable for their uses and purposes, provided that (i) such additions, alterations, replacements or repairs are in compliance with all applicable Legal Requirements (as defined in Section 4.6 hereof), (ii) such additions, alterations, replacements or repairs are promptly and fully paid for by the Lessees in accordance with the terms of the applicable contract(s) therefor, and in order that the Project Property shall at all times be free of any mortgage, lien, charge, encumbrance, security interest or claim other than Permitted Encumbrances, subject to any good faith disputes as the Lessees may have and prosecute with respect thereto,
(iii) title thereto (in the case of Tenant Improvements and Facility Equipment) or a license or leasehold (in the case of Leased Personalty) interest therein shall be deemed to be vested in the Agency, (iv) such additions, alterations, replacements or repairs do not change the nature of the Project Property so that it would not constitute a commercial facility and a qualified "project" as defined in the Act for use for the Equitable Business, and (v) the Lessees shall have furnished to the Agency a labor and materials payment bond, or other security, reasonably satisfactory to the Agency (as provided in Section 4.1(e) hereof). All alterations of, substitutions for, replacements of and additions to the Project Property shall be deemed to constitute a part of the Project Property subject to this Agreement, and the Lessees shall deliver or cause to be delivered to the Agency appropriate documents as may be reasonably necessary to convey title to, or license or leasehold interest in, such property to the Agency and to subject such property to this Agreement, free and clear of all liens, charges, encumbrances, security interests or claims other than Permitted Encumbrances.

     (c) The Lessees shall have the right, subject to the Project Agreement, to install, remove, repair, replace or finance or permit to be installed, removed, repaired, replaced or financed, at the Facility Realty, machinery and equipment, including, without limitation, telecommunications equipment, data processing equipment and trade fixtures installed by the Lessees, and all furniture, furnishings and other personal property (the "Lessees' Property"), not financed from the proceeds of the Bonds and with respect to which no sales or use tax exemption shall have been received pursuant to the Pre-Bond Issuance Sales Tax Letter or the Sales Tax Letter or otherwise constituting Project Property without conveying title to or any license or leasehold interest in such property to the Agency nor subjecting such property to this Agreement. The Agency shall not be responsible for any loss of or damage to the Lessees' Property. The Lessees shall have the right to create or permit to be created any mortgage, encumbrance, lien or charge on, or conditional sale or other title retention agreement with respect to, the Lessees' Property.

     (d) The Lessees shall not create, permit or suffer to exist any mortgage, encumbrance, lien, security interest, claim or charge against the Project Property or any part thereof, or the interest of the Lessees in the Project Property or this Agreement, except for Permitted Encumbrances and except as provided in Section 6.6 hereof.

     (e) If and to the extent required by the New York State Finance Law ss.137, prior to executing any contract with any party for any improvement (as such term is defined in the New York Lien Law) in connection with the Project or the Project Property or the provision of any goods or services in connection therewith, and prior to authorizing any party to undertake such improvement (or the provision of such goods and services) without a contract, the Lessees shall deliver to the Agency a copy of the proposed contract therefor along with a bond, in compliance with State Finance Law ss.137, guaranteeing prompt payment of monies due all persons furnishing labor or materials for the contractor or his subcontractor in the prosecution of his work provided for in such contract. The Agency shall have no liability or responsibility for the cost of such bond(s).

     Section 4.2. Removal of Project Property. (a) The Lessees acknowledge that the Agency is providing financing assistance for the Project and certain related sales and use tax exemptions and other benefits to the Lessees for the purpose of inducing the Lessees to proceed with the Project and to comply with the covenants contained in this Agreement and the Project Agreement. The aforementioned benefits are being provided solely for the purpose of relocating and upgrading, as the case may be, the operations of the Lessees (subject to the Permitted Incidental Use) at Approved Equitable City Locations and not for the purpose of assisting any other facility or any other Person. To this end, the Lessees hereby represent, warrant and covenant to and with the Agency that none of the systems, Tenant Improvements, machinery, equipment or other property constituting part of the Project Property or as may be acquired by any of the Lessees from time to time in the name of the Agency for installation or location at Approved Equitable City Locations, but shall have not yet been delivered to and installed at an Approved Equitable City Location (in each case, the "Existing Project Property") will ever be acquired, leased or licensed for any purpose other than for installation and use at or location in Approved Equitable City Locations (except that Tenant Improvements shall be installed only at the Facility Realty) by the Lessees (subject to the Permitted Incidental Use) for use in the Equitable Business nor, except as permitted below in this Section 4.2, will any of the Existing Project Property ever be removed from Approved Equitable City Locations (either on a temporary or permanent basis) prior to the expiration of three (3) years after the installation or location of the respective item of Existing Project Property at the Approved Equitable City Locations (the "Retention Period"), unless (i) such removal is of Leased Personalty and the Agency is no longer to be a party (through a Lessee acting as agent on behalf of the Agency) to the related Qualified Personalty Lease after such removal, (ii) in the case of Facility Equipment, simultaneously with such removal either an amount equal to the sales tax that would have been payable at the original time of such purchase with respect to the purchase of such item of Facility Equipment (based upon its fair market value at the time of its removal), but for the Pre-Bond Issuance Sales Tax Letter or the Sales Tax Letter, shall be paid by the Lessees to the Agency with respect to the item or items being removed; or (iii) there shall be delivered to the Agency, except to the extent the provisions of Sections 4.2(b) or (c) below shall apply and have been complied with, a certificate of an Authorized Representative of the Lessees stating that such item of the Existing Project Property is obsolete or useless, or that the Lessees have a good faith operational or business reason for such removal, in relation to the conduct of the Equitable Business by the Lessees (subject to the Permitted Incidental Use) at Approved Equitable City Locations (in which event the provisions of Sections 4.2(b) and (c) below shall be inapplicable). After the expiration of the Retention Period, the Lessees may remove, transfer, sell or dispose of any item of Existing Project Property from Approved Equitable City Locations, provided that such removal, transfer, sale or disposition will not violate any other covenant or agreement of the Lessees hereunder, under the Project Agreement or under any other Security Document or Project Document. In no event, however, will the Lessees cause the removal, transfer, sale or disposition of Existing Project Property from Approved Equitable City Locations in the aggregate such that the original cost of the remaining Existing Project Property shall be less than (w) $500,000 from the Lease Commencement Date until the first anniversary thereof, (x) $1,000,000 from the first anniversary of the Lease Commencement Date until the third anniversary thereof, (y) $3,500,000 from the third anniversary of the Lease Commencement Date until the fifth anniversary thereof, and (z) $5,000,000 thereafter.

     (b) Prior to the expiration of the Retention Period as to any item of Existing Project Property, the Lessees may remove such item from Approved Equitable City Locations on a temporary basis ("Temporary Removals") provided, that, no such Temporary Removal shall be effected if

     (i) an Approved Equitable City Location ceases to be the "permanent location" to which the item of Existing Project Property is to be returned after its temporary off-location use or repair,

     (ii) the Temporary Removal is not effected for a good faith business purpose consistent with the Equitable Business conducted by the Lessees (subject to the Permitted Incidental Use) at an Approved Equitable City Location, and

     (iii) the item of Existing Project Property is to be absent from an Approved Equitable City Location for a period in excess of ninety (90) days, subject, however, to any delays as a result of Force Majeure.

Notwithstanding the limitations set forth in paragraph (iii) above, upon the occurrence of an unforeseen event or circumstance unrelated to the financial or economic condition of any of the Lessees which, in the good faith business judgment of the Lessees has precipitated an emergency condition necessitating the extension of the 90-day Temporary Removal period referred to in clause (iii) above, such Temporary Removal period may be extended for thirty (30) days following the cessation of such emergency condition, provided that the Lessees deliver written notice to the Agency of the event or circumstance precipitating such emergency condition, and use good faith diligent efforts to effect the return of the item of Existing Project Property to an Approved Equitable City Location as expeditiously as possible under the circumstances.

     (c) Prior to the expiration of the Retention Period as to any item of Existing Project Property, the Lessees may remove, transfer, sell or otherwise dispose of such item from Approved Equitable City Locations on a permanent basis ("Permanent Removals") and thereby acquire such item of Existing Project Property from the Agency, provided, that,

     (i) the Lessees shall acquire for installation at Approved Equitable City Locations (from sources other than the proceeds of Bonds and not through any sales or use tax exemption pursuant to the Sales Tax Letter) a substitute or replacement item of property having equal or greater utility and capability (or having a comparable lesser utility or capability if the Lessees' business needs have diminished) as the item of Existing Project Property being permanently removed from an Approved Equitable City Location, and convey title to such substitute or replacement item of property to the Agency as part of the Project Property and thereby subject such property to the leasehold estate of this Agreement as if originally acquired as part of the Project Property; or

     (ii) if the Lessees shall seek to effect a Permanent Removal of Existing Project Property for reasons other than as permitted in Section 4.2(a)(iii) or 4.2(c)(i) above, and such Permanent Removal is occasioned by unforeseen circumstances but in accordance with a good faith business purpose on the part of the Lessees and not as part of any systematic or programmatic transfer of Existing Project Property from Approved Equitable City Locations, the Lessees may on an occasional and immaterial basis effect such Permanent Removal; provided that the Lessees shall deliver to the Agency, with each certificate delivered under Section 3.1(d)(v)(A) of the Project Agreement, (y) a certificate of an Authorized Representative of the Lessees confirming that such Permanent Removal is being effected in a manner and for a purpose consistent with the conditions permitting such Permanent Removal as provided above in this Section 4.2(c)(ii) and not in violation of any other covenant, condition or agreement on the part of the Lessees hereunder, and (z) an amount, certified as correct by an Authorized Representative of the Lessees, of the sales tax that would have been payable at the time of original purchase based upon the fair market value thereof at the time of its removal.

     (d) Notwithstanding the foregoing, the Lessees shall effect no Temporary Removals or Permanent Removals of Existing Project Property from Approved Equitable City Locations if any such removal would change the nature of the Project Property as a commercial facility and a qualified "project" as defined under the Act to be used for the Equitable Business.

     (e) Upon the written request of an Authorized Representative of the Lessees, the Agency shall deliver to the Lessees appropriate documents conveying to the Lessees all of the Agency's right, title and interest in any of the Existing Project Property removed from Approved Equitable City Locations pursuant to this Section 4.2. The Lessees shall pay all reasonable costs and expenses (including reasonable counsel fees) incurred in connection with such removal and any substitution or replacement.

     (f) The removal from Approved Equitable City Locations of any Existing Project Property pursuant to the provisions of this Section 4.2 shall not entitle any of the Lessees to any abatement or reduction in the rentals and other amounts payable by any of the Lessees under this Agreement or any other Project Document or Security Document.

     Section 4.3. Taxes, Assessments and Charges. The Lessees shall pay or cause to be paid when the same shall become due all taxes and assessments, general and specific, if any, levied and assessed upon or against the Project Property, this Agreement, any estate or interest of the Agency or the Lessees in the Project Property, or the rentals or other payments hereunder during the term of this Agreement, and all water and sewer charges, special district charges, assessments, Business Improvement District charges and other governmental charges and impositions whatsoever, foreseen or unforeseen, ordinary or extraordinary, under any present or future law, and charges for public or private utilities or other charges incurred in the occupancy, use, operation, maintenance or upkeep of the Project Property, all of which are herein called "Impositions". The Lessees may pay any Imposition in installments if so payable by law, whether or not interest accrues on the unpaid balance. The Lessees acknowledge that the provisions of section 412-a of the New York Real Property Tax Law and section 874 of the New York General Municipal Law do not entitle the Agency to exemption from water and sewer charges, special assessments and special ad valorem levies.

     In the event the Facility Realty is exempt from Impositions (other than Sales and Use Taxes, as defined in the Project Agreement) solely due to the Agency's interest in the Facility Realty, the Lessees shall promptly pay all such Impositions to the appropriate taxing authorities equivalent to the Impositions which would have been imposed on the Facility Realty if the Agency had no such interest in the Facility Realty.

     The Lessees may at their sole cost and expense and in good faith commence and prosecute proceedings to contest the amount or validity or application, in whole or in part, of any such Imposition (upon prior written notice to the Agency and the Trustee), provided, that, (i) if the Lessees withhold payment, such proceeding shall suspend the execution or enforcement of any lien arising from the non-payment of such Imposition against the Project Property or any part thereof or any interest therein or in this Agreement of the Agency, the Lessees or the Trustee or against any of the rentals or other amounts payable under this Agreement or the Project Agreement, (ii) neither the Project Property nor any portion thereof or interest therein would be in any reasonably imminent danger of being sold, forfeited or lost, and (iii) neither any of the Lessees, the Agency nor the Trustee would be in any reasonable danger of any civil or any criminal liability for failure to pay such Imposition.

     Section 4.4. Insurance

     (a) At all times throughout the term of this Agreement, including without limitation during any period of construction or reconstruction of the Facility Realty or any other portion of the Project Property, the Lessees shall maintain or cause to be maintained insurance with respect to the Project Property, with insurance companies licensed to do business in the State, against such risks, loss, damage and liability (including liability to third parties) and for such amounts as are customarily insured against by other enterprises of like size and type as that of the Lessees, including, without limitation:

     (i) To the extent not covered by the public liability insurance referred to below, Owners & Contractors Protective Liability Insurance for the benefit of the Lessees and the Agency in a minimum amount of $25,000,000 (or such greater amount as may then be required under the Prime Lease) aggregate coverage for personal injury and property damage;

     (ii) Builders' All Risk Insurance written on "100% builders' risk completed value, non-reporting form" including coverage therein for "completion and/or premises occupancy" during any period of construction or reconstruction of the Project Property, and at all other times coverage for property damage insurance, all of which insurance shall include coverage for removal of debris, insuring the buildings, structures, improvements, systems, machinery, equipment, facilities, fixtures and other property constituting a part of the Project Property against loss or damage to the Project Property by fire, lightning, vandalism, malicious mischief and other casualties, with standard extended coverage endorsement covering perils of windstorm, hail, explosion, aircraft, vehicles and smoke (except as limited in the standard form of extended coverage endorsement at the time in use in the State) at all times in an amount such that the proceeds of such insurance shall be sufficient to prevent the Lessees or the Agency from becoming a co-insurer of any loss under the insurance policies but in any event in amounts equal to not less than 80% of the actual replacement value of the Project Property as determined by a qualified insurance appraiser or insurer (selected by the Lessees and reasonably approved by the Agency) not less often than once a year, at the expense of the Lessees; any such insurance may provide that the insurer is not liable to the extent of the first $50,000 with the result that the Lessees are their own insurer to the extent of $50,000 of such risks;

     (iii) Public liability insurance in accordance with customary insurance practices for similar operations with respect to the Project Property and the business thereby conducted in a minimum amount of $25,000,000 (or such greater amount as may then be required under the Prime Lease), which insurance (A) will also provide coverage of the Lessees' obligations of indemnity under Section 6.2 hereof (other than under Section 6.2(c) hereof to the extent not available to either of the Lessees or not otherwise maintained by either of the Lessees), (B) may be effected under overall blanket or excess coverage policies of the Lessees, provided, however, that at least $1,000,000 is effected by a comprehensive liability insurance policy, and (C) shall not contain any provisions for deductible amount in excess of $50,000;

     (iv) Boiler and machine property damage insurance in respect of any steam and pressure boilers and similar apparatus located on or about the Facility Realty from risks normally insured against under boiler and machinery policies and in amounts and with deductibles customarily obtained for business enterprises similar to Equitable;

     (v) Workers' compensation insurance, disability benefits insurance and such other forms of insurance which any of the Lessees or the Agency is required by law to provide covering loss resulting from injury, sickness, disability or death of the employees of any of the Lessees or any Affiliate thereof, or any contractor or subcontractor performing work with respect to the Project Property; the Lessees shall require that all said contractors and subcontractors shall maintain all forms or types of insurance with respect to their employees required by laws; and

     (vi) Such other customary and reasonable insurance in such reasonable amounts and against such insurable hazards as the Agency from time to time may reasonably require.

     (b) All insurance required by Section 4.4(a) above shall be procured and maintained in financially sound and generally recognized responsible insurance companies authorized to write such insurance in the State, either (i) having a "XIII/-A" rating or better by A.M. Best & Co., or (ii) approved by the Agency (such approval not to be unreasonably withheld, delayed or conditioned).

     (c) Each of the policies or binders evidencing the insurance required above to be obtained shall

     (i) designate (except in the case of workers' compensation insurance) the Lessees, the Agency and the Trustee as additional named insureds as their respective interests may appear;

     (ii) provide that all insurance proceeds with respect to loss or damage to the Project Property be endorsed and made payable to the Lessees and shall name the Lessees as a loss payee under the standard loss payee clause, which insurance proceeds shall be paid over to the Lessees and applied as provided in
Section 5.1 hereof;

     (iii) provide that there shall be no recourse against the Agency or the Trustee for the payment of premiums or commissions or (if such policies or binders provide for the payment thereof) additional premiums or assessments;

     (iv) provide that in respect of the interest of the Agency or the Trustee in such policies, the insurance shall not be invalidated by any action or inaction of any of the Lessees or any other Person and shall insure the Agency and the Trustee regardless of, and any losses shall be payable notwithstanding, any act or negligence, including any breach of any condition, declaration or warranty contained in any such policy of insurance by the Agency or the Trustee, any of the Lessees or any other Person; the occupation, operation or use of the Project Property for purposes more hazardous than permitted by the terms of the policy; any foreclosure or other proceeding or notice of sale relating to the Project Property; or any change in the title to or ownership of all or any portion of the Project Property;

     (v) provide that such insurance shall be primary insurance without any right of contribution from any other insurance carried by the Agency or the Trustee to the extent that such other insurance provides the Agency or the Trustee with contingent and/or excess liability insurance with respect to its interest in the Project Property;

     (vi) provide that if the insurers cancel such insurance for any reason whatsoever, including the insured's failure to pay any accrued premium, or the same is allowed to lapse or expire, or there be any reduction in amount, or any material change is made in the coverage, such cancellation, lapse, expiration, reduction or change shall not be effective as to the Agency or the Trustee until at least thirty (30) days after receipt by the Agency or the Trustee of written notice by such insurers of such cancellation, lapse, expiration or change;

     (vii) waive any right of subrogation of the insurers thereunder against the Agency and the Trustee, and waive any right of the insurers to any setoff or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of the Agency or the Trustee; and

     (viii) contain such other terms and provisions as any owner or operator of facilities similar to the Project Property would, in the prudent management of properties, require to be contained in policies, binders or interim insurance contracts with respect to facilities similar to the Project Property owned or operated by Equitable or its Affiliates.

     (d) The Net Proceeds of any insurance received with respect to any loss or damage to the property of the Project Property shall be paid to the Lessees and applied in accordance with Section 5.1 hereof.

     (e) On the Lease Commencement Date, the Lessees shall deliver or cause to be delivered to the Agency and the Trustee policies, binders or certificates of insurance evidencing compliance with the insurance requirements of this Section
4.4. At least seven (7) Business Days prior to the expiration of any such policy, the Lessees shall furnish the Agency and the Trustee with evidence that such policy has been renewed or replaced or a certificate of an Authorized Representative of the Lessees to the effect that such insurance is no longer required by this Agreement.

     (f) Upon each exercise by the Lessees in accordance with Section 6.18 hereof of its option to cause additional portions of the premises within the Project Building to be made subject to the Prime Lease, the Company Lease and this Agreement, the Lessees shall, on or prior to the addition of such premises, cause such additional premises to be covered by the types of insurance required under this Section 4.4 as part of the Project Property.

     (g) The Lessees shall, at their own cost and expense, make all proofs of loss and take all other steps necessary or reasonably requested by the Agency or the Trustee to collect from insurers for any loss covered by any insurance required to be obtained by this Section 4.4. The Lessees shall not do any act, or suffer or permit any act to be done, whereby any insurance required by this
Section 4.4 would likely be suspended or impaired.

     (h) THE AGENCY DOES NOT IN ANY WAY REPRESENT THAT THE INSURANCE SPECIFIED HEREIN, WHETHER IN SCOPE OR COVERAGE OR LIMITS OF COVERAGE, IS ADEQUATE OR SUFFICIENT TO PROTECT THE BUSINESS OR INTEREST OF ANY OF THE LESSEES OR ANY AFFILIATE THEREOF.

     Section 4.5. Advances by Agency.In the event any of the Lessees fails to make any payment or fails to perform or observe any obligation required of it under this Agreement, the Agency, after first delivering ten (10) days' prior written notice to the Lessees of any such failure on its part (except in the event of an emergency condition which, in the reasonable judgment of the Agency, necessitates immediate action) may (but shall not be obligated to), and without waiver of any of the rights of the Agency under this Agreement or any other Project Document or Security Document, make such payment or otherwise cure any failure by the Lessees to perform and observe their other obligations hereunder. All amounts so advanced therefor by the Agency shall become an additional obligation of the Lessees to the Agency, which amounts, together with interest thereon at the rate of eighteen percent (18%) per annum from the date advanced, shall be paid by the Lessees promptly upon demand therefor by the Agency. Any remedy herein vested in the Agency for the collection of the rental payments or other amounts due hereunder shall also be available to the Agency for the collection of all such amounts so advanced.

     Section 4.6. Compliance with Law. The Lessees agree that they will, throughout the term of this Agreement and at their sole cost and expense, promptly observe and comply with all Federal, State and local statutes, codes, laws, acts, ordinances, orders, judgments, decrees, rules, regulations and authorizations, whether foreseen or unforeseen, ordinary or extraordinary, which shall now or at any time hereafter be binding upon or applicable to any of the Lessees, any owner, occupant, user or operator of the Project Property or any portion thereof (including without limitation those relating to zoning, land use, building codes, environmental protection, air, water and land pollution, asbestos removal, toxic wastes, hazardous wastes, solid wastes, wetlands, health, safety, equal opportunity, minimum wages, and employment practices) (the "Legal Requirements"), and will observe and comply with all conditions, requirements, and schedules necessary to preserve and extend all rights, licenses, permits (including, without limitation, zoning variances, special exception and non-conforming uses), privileges, franchises and concessions. The Lessees and the Agency will not, without the prior written consent of each other (which consents shall not be unreasonably withheld or delayed), initiate, join in or consent to any private restrictive covenant, zoning ordinance, or other public or private restrictions, limiting or defining the uses which may be made of the Project Property or any part thereof. The Lessees shall indemnify and hold harmless the Indemnified Parties (as defined in Section 6.2 hereof) from and against all loss, cost, liability and expense (a) in any manner arising out of or related to any violation of or failure by any of the Lessees (or any other Person owning, occupying, operating or using the Project Property or any part thereof) to comply with any Legal Requirement, or (b) imposed upon any of the Lessees or any of the Indemnified Parties by any Legal Requirement; in case any action or proceedings is brought against any of the Indemnified Parties in respect to any Legal Requirement, the Lessees shall upon notice from any of the Indemnified Parties defend such action or proceeding by counsel satisfactory to the Indemnified Party.

     The Lessees may contest in good faith the validity, existence or applicability of any of the foregoing if (i) such contest shall not result in the Project Property or any part thereof or interest therein being in any reasonably imminent danger of being sold, forfeited or lost, and (ii) such contest shall not result in any of the Lessees, the Agency or the Trustee being in any reasonable danger of any civil or criminal liability for failure to comply therewith.

     Section  4.7.  Enforcement  of  Rights  Under  Prime  Lease  Against  Prime
Landlord. Equitable covenants and agrees that to the extent that the Prime Landlord is obligated to Equitable under the Prime Lease to comply (or cause their subtenants of the Facility Realty to comply) with all Federal, State and local statutes, codes, laws, acts, ordinances, orders, judgments, decrees, rules, regulations and authorizations (including, without limitation, those relating to zoning, land use, environmental protection, air, water and land pollution, asbestos removal, toxic wastes, hazardous wastes, solid wastes, health, safety, equal opportunity, minimum wages and employment practices), whether foreseen or unforeseen, ordinary or extraordinary, that shall now or at any time hereafter govern the ownership, improvement, maintenance and/or operation of the Project Building (the foregoing covenants of the Prime Landlord being the "Prime Landlord Covenants"), Equitable shall never amend, waive or modify, or permit the amendment, waiver or modification of, any of the Prime Landlord Covenants in a manner which would materially adversely affect the Agency's interests, and, in the event that Equitable shall have knowledge that the Prime Landlord shall be in material default of any Prime Landlord Covenant such as may result in any reasonably imminent danger of causing harm to life or property or might otherwise subject the Agency to risk of public condemnation, then, upon the direction of the Agency, Equitable shall promptly exercise good faith diligent efforts to enforce the Prime Landlord Covenants against the Prime Landlord.

                                      ARTICLE V
    Damage, Destruction and CondemnationDamage, Destruction and Condemnation

     Section 5.1. Damage, Destruction and Condemnation.

     (a) In the event that at any time during the term of this Agreement the whole or any part of the Project Property shall be damaged or destroyed, or taken or condemned by a competent authority for any public use or purpose, or by agreement (at the request of or with the consent of the Prime Landlord) between the Agency and those authorized to exercise such right, or if the temporary use of the Project Property shall be so taken by condemnation or agreement (a "Loss Event"):

     (i) the Agency shall have no obligation to replace, repair or restore the Project Property,

     (ii) there shall be no abatement, postponement or reduction in the rent or other amounts payable by the Lessees under this Agreement, the Project Agreement or any other Project Document or Security Document, and

     (iii) the Lessees will promptly give notice of such Loss Event to the Agency and the Trustee, generally describing the nature and extent thereof.

     (b) Upon the occurrence of a Loss Event, the Net Proceeds derived therefrom with respect to the Project Property shall be paid to the Lessees, and the Lessees (except to the extent provided in Section 5.1(e) hereof), shall at their own cost and expense (except to the extent paid from the Net Proceeds)

     (i) as to each item of damaged or destroyed Facility Equipment or Leased Personalty, either (y) promptly and diligently replace such item to substantially its condition immediately prior to the Loss Event, or to a condition of at least equivalent utility, regardless of whether or not the Net Proceeds derived from the Loss Event shall be sufficient to pay the cost thereof, and the Lessees shall not by reason of payment of any such excess costs be entitled to any reimbursement from the Agency, the Trustee, any Holder of any of the Bonds or any other Person, nor shall the rent or other amounts payable by any of the Lessees under this Agreement, the Project Agreement or any other Project Document or Security Document be abated, postponed or reduced, or (z) discard or otherwise dispose of such item for use other than by the Lessees or any Affiliate thereof, and not replace, repair or restore the same; and

     (ii) as to the Facility Realty, either (y) cause that portion of the Facility Realty as shall be the subject of the Loss Event (or so much thereof not to be rebuilt, replaced, repaired or restored as provided in clause (z) below) to be released from the Company Lease and this Agreement, or (z) promptly and diligently replace, repair or restore the Project Property to substantially its condition immediately prior to the Loss Event, or to a condition of at least equivalent utility, value, operating efficiency and function, regardless of whether or not the Net Proceeds derived from the Loss Event shall be sufficient to pay the cost thereof, and the Lessees shall not by reason of payment of any such excess costs be entitled to any reimbursement from the Agency, the Trustee, any Holder of any of the Bonds or any other Person, nor shall the rent or other amounts payable by any of the Lessees under this Agreement, the Project Agreement or any other Project Document or Security Document be abated, postponed or reduced.

     (c) Any rebuilding, replacement, repair or restoration of Project Property shall

     (i) automatically be deemed a part of the Project Property and owned by, or leased or licensed to, the Agency and be subject to the Prime Lease, the Company Lease and this Agreement,

     (ii) not change the nature of the Project Property as a qualified "project" as defined in and as contemplated by the Act or change the general purposes of the Project Property from those specified in the recitals to this Agreement, and

     (iii) be effected with due diligence in a good and workmanlike manner, in compliance in all material respects with all applicable Legal Requirements (as defined in Section 4.6 hereof) and be promptly and fully paid for by the Lessees in accordance with the terms of the applicable contract(s) therefor.

     (d) The Agency, the Trustee and the Lessees shall cooperate and consult with each other in all matters pertaining to the settlement, compromise, arbitration or adjustment of any claim or demand on account of any Loss Event, but the settlement, compromise, arbitration or adjustment of any such claim or demand shall be decided by the Lessees. The Agency shall, at the sole cost and expense of the Lessees, cooperate with the Lessees in the settlement, compromise, arbitration or adjustment of any such claim or demand and shall execute such documents as shall be reasonably necessary to accomplish the same.

     (e) If all or substantially all of any portion of the Facility Realty shall be damaged or destroyed or taken or condemned, or if the casualty, taking or condemnation renders such portion of the Facility Realty unsuitable for use by the Lessees as contemplated herein, the Lessees shall within one hundred twenty
(120) days after the Loss Event deliver written notice to the Agency and the Trustee as to whether the Lessees intend to rebuild, replace, repair or restore such portion of the Facility Realty and continue its occupancy and use or to abandon such portion of the Facility Realty, in which latter event such portion of the Facility Realty shall be released from the Company Lease and this Agreement as provided in Section 6.17 hereof.

     (f) The Lessees hereby waive the provisions of Section 227 of the New York Real Property Law or any law of like import now or hereafter in effect.

                                   ARTICLE VI
                              Particular Covenants

     Section 6.1. Dissolution or Merger of Lessees; Restrictions on Lessees. Each of the Lessees covenants and agrees that at all times during the term of this Agreement, it will (i) maintain its corporate existence, (ii) continue to be subject to service of process in the State and either be organized under the laws of the State of New York, or under the laws of any other state of the United States and duly qualified to do business as a foreign corporation in the State, (iii) not liquidate, wind-up or dissolve or otherwise dispose of all or substantially all of its property, business or assets, and (iv) not consolidate with or merge into another corporation or permit one or more corporations to consolidate with or merge into it. Any Lessee may, however, without violating the foregoing, but upon prior written notice to the Agency and the Trustee, consolidate with or merge into another corporation, or permit one or more corporations to consolidate with or merge into it, or sell or otherwise transfer all or substantially all of its property, business or assets to another such corporation (and thereafter liquidate, wind-up or dissolve or not, as such Lessee may elect) if (I) such Lessee is the surviving, resulting or transferee corporation, as the case may be (which shall include a merger of Equitable and EVLICO), or (II) in the event that such Lessee is not the surviving, resulting or transferee corporation, as the case may be, such corporation (A) is a solvent corporation subject to service of process in the State and either organized under the laws of the State of New York, or organized under the laws of any other state of the United States and duly qualified to do business in the State,
(B) is not, nor is it an Affiliate of, a Prohibited Person, (C) is primarily engaged at Approved Equitable City Locations in the Equitable Business, (D) assumes in writing all of the obligations of such Lessee contained in this Agreement and the other Project Documents and Security Documents to which such Lessee shall be a party and, in the Opinion of Counsel delivered to the Agency and the Trustee, (x) such corporation shall be bound by all of the terms applicable to such Lessee of this Agreement and the other Project Documents and Security Documents to which such Lessee shall be a party, and (y) such action does not legally impair the security for the Holders of the Bonds afforded by the Security Documents, and (E) in the opinion of an Independent Accountant delivered to the Agency and the Trustee, has a net worth (as determined by the Independent Accountant in accordance with generally accepted accounting principles) after the merger, consolidation, sale or transfer at least equal to the net worth of such Lessee immediately prior to such merger, consolidation, sale or transfer.

     Each of the Lessees further covenants and agrees as to itself that at all times during the term of this Agreement, it is and will continue to be duly qualified to do business in the State, and any corporation or other entity succeeding to the rights of a Lessee under this Agreement shall be and continue to be duly qualified to do business in the State.

     Section 6.2. Indemnity.(a) The Lessees shall at all times protect and hold the Agency, the Trustee, the Bond Registrar and the Paying Agents (collectively, the "Indemnified Parties") harmless of, from and against any and all claims (whether in tort, contract or otherwise), demands, costs, expenses (including, without limitation, court costs and reasonable attorneys' fees) and liabilities for losses, damage, injury and liability of every kind and nature and however caused, and taxes (of any kind and by whomsoever imposed), other than, (y) with respect to the Agency, if the claim, demand, cost, expense or liability shall have arisen by reason of a separate "project" unrelated to the Project undertaken by the Agency under the Act, and (z) with respect to any Indemnified Party (including the Agency), losses arising from the gross negligence or willful misconduct of such Indemnified Party (including the Agency), arising during the term of this Agreement upon, about or in connection with the Project Building or the Project Property or resulting from, arising out of, or in any way connected with (i) the financing of the costs of the Project Property and the marketing, remarketing, issuance and sale of the Agency's Bonds from time to time for such purpose, (ii) the planning, design, acquisition, site preparation, construction, renovation, equipping, installation, maintenance, repair or replacement of the Project Building or the Project Property or any part of either thereof or the effecting of any work done with respect to or in or about the Project Building or the Project Property, (iii) any defects (whether latent or patent) in the Project Building or the Project Property or any part of either thereof, (iv) the maintenance, repair, replacement, restoration, rebuilding, demolition, upkeep, use, occupancy, ownership, leasing, subletting, licensing, sublicensing or operation of the Project Building or the Project Property or any portion of either thereof, and (v) this Agreement, the Indenture, the Project Agreement, the Sales Tax Letter, the Pre-Bond Issuance Sales Tax Letter, the Prime Lease, the Company Lease, the Project Agreement, the Indenture, the Bond

Supplemental Indenture or any other Project Document or Security Document, or any other document or instrument delivered in connection herewith or therewith or the enforcement of any of the terms or provisions hereof or thereof or the transactions contemplated hereby or thereby. Such indemnification set forth above shall be binding upon the Lessees for any and all claims, demands, expenses, liabilities and taxes set forth herein and shall survive the termination of this Agreement. No Indemnified Party shall be liable for any damage or injury to the person or property of any of the Lessees or their respective directors, officers, employees, agents or servants or persons under the control or supervision of any such Person or any other Person who may be involved with the Project Building or the Project Property due to any act or negligence of any Person other than, with respect to any such Indemnified Party, the gross negligence or willful misconduct of such Indemnified Party.

     (b) The Lessees release each Indemnified Party from, and agree that no Indemnified Party shall be liable for, and agrees to indemnify and hold each Indemnified Party harmless against, any expense, loss, damage, injury or liability incurred because of any lawsuit commenced as a result of action taken by such Indemnified Party with respect to any of the matters set forth in subdivisions (i) through (v) of Section 6.2(a) hereof or at the direction of any of the Lessees; provided, however, that the indemnification provisions of this
Section 6.2 shall not apply to an Indemnified Party to the extent that such expense, loss, damage, injury or liability shall have arisen from the gross negligence or willful misconduct of such Indemnified Party. An Indemnified Party shall promptly notify the Lessees in writing of any claim or action brought against such Indemnified Party in which indemnity may be sought against the Lessees pursuant to this Section 6.2; such notice shall be given in sufficient time to allow the Lessees to defend or participate in such claim or action, but the failure to give such notice in sufficient time shall not constitute a defense hereunder nor in any way impair the obligations of the Lessees under this Section 6.2.

     (c) In addition to and without limitation of all other representations, warranties and covenants made by the Lessees under this Agreement, the Lessees further represent and warrant that none of the Lessees has used Hazardous Materials (as defined hereinafter) on, from, or affecting the Project Property or any portion thereof in any manner which violates Federal, state or local laws, ordinances, rules, regulations, or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials, and that, except as set forth in a certain Phase I Environmental Assessment dated as of June 22, 1995 prepared by Hillman Environmental Company with respect to the Facility Realty, true and complete copies of which the Lessees have delivered to the Agency (the "Phase I Environmental Report"), to the best of the Lessees' actual knowledge, no prior owner, user, or occupant of the Project Property or any portion thereof has used Hazardous Materials on, from, or affecting the Project Property or any portion thereof in any manner which violates Federal, state or local laws, ordinances, rules, regulations or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials. The Lessees shall keep or cause the Project Property to be kept free of Hazardous Materials (other than materials customarily used in the conduct of the Equitable Business), except as provided in applicable Federal, state and local laws, ordinances, rules, regulations and policies. Without limiting the foregoing, the Lessees shall not cause or permit the Project
Property or any part thereof to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Materials, except in compliance with all applicable Federal, state and local laws or regulations, nor shall the Lessees cause or permit, as a result of any intentional or unintentional act or omission on the part of any of the Lessees or any operator, user, or occupant of the Project Property, a release of Hazardous Materials onto the Project Property or any portion thereof or onto any other property. The Lessees shall comply with and use reasonable efforts to ensure compliance by all other owners, users, tenants or subtenants of the Project Property with all applicable Federal, state and local laws, ordinances, rules and regulations relating to Hazardous Materials with respect to the acquisition, leasing, subleasing, licensing, construction, renovation, improving, equipping, furnishing, installation, operation, maintenance, repair and replacement of the Project Property, whenever and by whomever triggered, and shall obtain and comply with, and use reasonable efforts to ensure that all owners, users, tenants or occupants of the Project Property obtain and comply with, any and all approvals, registrations or permits required thereunder. The Lessees shall (i) take all actions necessary to clean up and remediate all Hazardous Materials, on, from, or affecting the Project Property, to the extent that the Lessees have control thereof, (y) to the extent required in accordance with all applicable Federal, state and local laws, ordinances, rules, regulations, and policies, and (z) in accordance with the orders and directives of all Federal, state and local governmental authorities, and (ii) defend, indemnify, and hold harmless the Indemnified Parties from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way related to, (1) the presence, disposal, release, or threatened release of any Hazardous Materials which are on, from, or affecting the Project Property or any portion thereof; (2) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials; (3) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Materials, and/or (4) any violation of laws, orders, regulations, requirements or demands of government authorities, which are based upon or in any way related to such Hazardous Materials including, without limitation, reasonable attorney and consultant fees, investigation and laboratory fees, court costs, and litigation expenses. For purposes of this paragraph, "Hazardous Materials" includes, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials defined or so treated in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801 et seq.), the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Sections 6901, et seq.), and in the regulations adopted and promulgated pursuant thereto, or any other Federal, state or local environmental law, ordinance, rule, or regulation. The provisions of this paragraph shall be in addition to any and all other obligations and liabilities the Lessees may have to the Indemnified Parties at common law or otherwise, and the indemnification provisions hereof shall survive the termination of this Agreement.

     The parties hereto agree that the reference in this Section 6.2(c) to the Phase I Environmental Report is not intended, and should not be deemed to intend, to modify, qualify, reduce or diminish the obligations of the Lessees to carry out and perform all of the covenants stated in Section 4.6 hereof and throughout this Section 6.2, including but not limited to, those covenants wherein the Lessees are obligated to indemnify the Indemnified Parties and comply with all laws, ordinances, rules and regulations pertaining to Hazardous Materials.

     (d) The indemnifications and protections set forth in this Section 6.2 shall be extended, with respect to each Indemnified Party, to its members, directors, officers, employees, agents and servants and persons under such Indemnified Party's control or supervision.

     (e) To effectuate the purposes of this Section 6.2, the Lessees will provide for and insure, in the public liability policies required in Section 4.4 hereof, not only their own liability in respect of the matters therein mentioned but also the liability pursuant to this Section 6.2 (other than under Section 6.2(c) hereof to the extent not available to either of the Lessees or not otherwise maintained by either of the Lessees). Anything to the contrary in this Agreement notwithstanding, the indemnification covenants of the Lessees contained in this Section 6.2 shall remain in full force and effect after the termination of this Agreement until the later of (i) the expiration of the period stated in the applicable statute of limitations during which a claim or cause of action may be brought and (ii) payment in full or the satisfaction of such claim or cause of action and of all expenses and charges incurred by any Indemnified Party relating to the enforcement of the provisions herein specified.

     (f) For the purposes of this Section 6.2, neither of the Lessees nor any of their respective subsidiaries or affiliates, nor any other Person (whether related or unrelated to any Lessee) who has received "financial assistance" in connection with any other "project" (as such terms are defined in the Act) under the Act, shall be deemed an employee, agent or servant of the Agency or a person under the Agency's control or supervision.

     Section 6.3. Compensation and Expenses of Trustee, Bond Registrar, Paying Agents and Agency. (a) The Agency Lessees shall, to the extent not paid out of the proceeds of the Bonds as financing expenses, pay the following annual fees, charges and expenses and other amounts (i) the initial and annual fees of the Trustee for the ordinary services of the Trustee rendered and its ordinary expenses incurred under the Indenture, including fees and expenses as Bond Registrar and in connection with preparation of new Bonds upon exchanges or transfers or making any investments in accordance with the Indenture, (ii) the reasonable fees and charges of the Trustee, the Bond Registrar, the Bond Registrar and any Paying Agents on the Bonds for acting as paying agents as provided in the Indenture, including the reasonable fees of its counsel, (iii) the reasonable fees and charges of the Trustee for extraordinary services rendered by it and extraordinary expenses incurred by it under the Indenture, including reasonable counsel fees, and (iv) the fees, costs and expenses (including legal, accounting and other administrative expenses) of the Agency. The Lessees shall further pay the reasonable costs and expenses of the Agency together with any reasonable fees and disbursements incurred by the Agency's Bond Counsel and General Counsel in performing services for the Agency in connection with this Agreement, the Project Agreement, the Sales Tax Letter, the Indenture or any other Project Document or Security Document.

     (b) The Lessees further agree to pay to the Agency a financing fee of $805,000 payable in two installments consisting of $600,000 payable on the Lease Commencement Date (less $15,000 paid by the Lessees as an application fee to the Agency prior to the Lease Commencement Date) and $205,000 payable by the Lessees on the first anniversary of the Lease Commencement Date. In addition, the Lessees agrees to pay an annual administrative fee of $15,000 to the Agency, payable initially on the Lease Commencement Date and on every anniversary thereof until the termination of this Agreement.

     Section 6.4. Retention of Interest in Project Property. The Agency shall not sell, assign, encumber (other than Permitted Encumbrances), convey or otherwise dispose of its interest in the Project Property or any part thereof or interest therein during the term of this Agreement, except as set forth in Sections 2.3, 4.2, 5.1, 6.17, 6.18, 7.2, 8.2 and 9.3 hereof, without the prior written consent of the Lessees and the Trustee and any purported disposition without such consent shall be void.

     Section 6.5. Financial Statements; Annual Certificates. (a) The Lessees shall furnish or cause to be furnished to the Agency and to the Trustee, as soon as available and in any event within one hundred twenty (120) days after the close of each fiscal year of Equitable, a copy of the most recently filed "Equal Employment Opportunity, Employer Information Report EEO-1" and "New York State Department of Labor Form IA-5" or other equivalent or successor report as may be required of the Lessees to be filed with appropriate government authorities.

     (b) The Lessees shall deliver to the Agency and the Trustee with each delivery of annual financial statements required by Section 6.1 of the Project Agreement, a certificate of an Authorized Representative of the Lessees (i) as to whether or not, as of the close of such preceding fiscal year of the Lessees, and at all times during such fiscal year, and to the best knowledge of such Authorized Representative, the Lessees were in compliance in all material respects with all the provisions which relate to the Lessees in this Agreement and the Project Documents and Security Documents to which any of the Lessees is a party, and if such Authorized Representative shall have obtained knowledge of any default in such compliance or notice of such default, he shall disclose in such certificate such default or defaults or notice thereof and the nature thereof, whether or not the same shall constitute an Event of default hereunder, and any action proposed to be taken by the Lessees with respect thereto, (ii) as to whether or not an "event of default" exists under the Prime Lease or written notice of an uncured default has been received by Equitable under the Prime Lease, (iii) that the insurance the Lessees maintain complies with the provisions of Section 4.4 of this Agreement, that such insurance has been in full force and effect at all times during the preceding fiscal year of the Lessees, and that duplicate copies of all policies or certificates thereof have been filed with the Agency and are in full force and effect, (iv) that the Agency has been vested with valid title to all items of Facility Equipment and has a valid leasehold or licensee interest in all other Project Property and that all property constituting the Project Property is subject to the leasehold interest of this Agreement, (v) that none of the Lessees has availed itself of the benefits of the Pre-Bond Issuance Sales Tax Letter or the Sales Tax Letter except in conformance with the requirements of Section 3.1 of the Project Agreement, the Pre-Bond Issuance Sales Tax Letter and the Sales Tax Letter, (vi) as to the percentage of rentable square feet of each floor comprising the Facility Realty, and of the Facility Realty in the aggregate, as shall be used or occupied by Non-Qualified Users, and (vii) that no item of Existing Project Property has been removed from Approved Equitable City Locations except in accordance with Sections 4.2 or 5.1 hereof. In addition, upon twenty (20) days' prior request by the Agency, the Lessees will execute, acknowledge and deliver to the Agency and the Trustee a certificate of an Authorized Representative of the Lessees as to whether any default shall exist on the part of either of the Lessees in those provisions of this Agreement as shall be the subject of the request (which request must be specific in nature), and if so, the details thereof and the action proposed to be taken by the Lessees to cure the same.

     (c) The Lessees shall promptly notify the Agency and the Trustee of the occurrence and continuance of any Event of Default or any event which with notice and/or lapse of time would constitute an "event of default" under the Prime Lease, or an Event of Default under this Agreement or any other Project Document or Security Document of which any Lessee has knowledge. Any notice required to be given pursuant to this subsection shall be signed by an Authorized Representative of the Lessees and set forth a description of the default and the steps, if any, being taken to cure said default. If no steps have been taken, the Lessees shall state this fact in the notice.

     Section 6.6 Discharge of Liens. (a) If any lien, encumbrance or charge is filed or asserted, or any judgment, decree, order, levy or process of any court or governmental body is entered and attached against any of the Project Property, made or issued or any claim (such liens, encumbrances, charges, judgments, decrees, orders, levies, processes and claims being herein collectively called "Liens"), whether or not valid, is made against the Project Property or any part thereof or the interest therein of the Agency, any of the Lessees or the Trustee or against any of the rentals or other amounts payable under this Agreement or the Project Agreement or the interest of any of the Lessees under this Agreement or under any other Security Document or Project Document other than Liens for Impositions (as defined in Section 4.3 hereof) not yet payable, Permitted Encumbrances, or Liens being contested as permitted by
Section 6.6(b) hereof, the Lessees forthwith upon receipt of notice of the filing, assertion, entry or issuance of such Lien (regardless of the source of such notice) shall give written notice thereof to the Agency and the Trustee and take all action (including the payment of money and/or the securing of a bond) at their own cost and expense as may be necessary or appropriate to obtain the discharge in full thereof and to remove or nullify the basis therefor. Nothing contained in this Agreement shall be construed as constituting the express or implied consent to or permission of the Agency for the performance of any labor or services or the furnishing of any materials that would give rise to any Lien against the Agency's interest in the Project Property or the rentals or other amounts payable under this Agreement or any other Project Document or Security Document.

     (b) The Lessees may at their sole cost and expense contest (on written notice to the Agency and the Trustee), by appropriate action conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any Lien, if (1) such proceeding shall suspend the execution or enforcement of such Lien against the Project Property or any portion thereof or interest therein or against the Agency, any of the Lessees or the Trustee or against any of the rentals or other amounts payable under this Agreement or any other Project Document or Security Document, (2) neither the Project Property nor any portion thereof or interest therein would be in any reasonably imminent danger of being sold, forfeited or lost, and (3) neither any of the Lessees, the Agency nor the Trustee would be in any reasonable danger of any criminal or civil liability for failure to comply therewith.

     Section 6.7. Agency's Authority; Covenant of Quiet Enjoyment. The Agency covenants and agrees that it has full right and lawful authority to enter into this Agreement for the full term hereof, and that, subject to the terms and provisions of the Indenture and other Permitted Encumbrances (and any other title defects not disclosed in the title insurance policies delivered pursuant to Section 2.4 hereof), so long as an Event of Default shall not exist hereunder, the Lessees shall have, hold and enjoy, during the term hereof, peaceful, quiet and undisputed possession of the Project Property without molestation or disturbance by or from the Agency or any Person claiming through the Agency, subject to Permitted Encumbrances.

     Section 6.8. No Warranty of Condition or Suitability. THE AGENCY HAS MADE AND MAKES NO REPRESENTATION OR WARRANTY WHATSOEVER, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE MERCHANTABILITY, CONDITION, FITNESS, DESIGN, OPERATION OR WORKMANSHIP OF ANY PART OF THE PROJECT PROPERTY, ITS FITNESS FOR ANY PARTICULAR PURPOSE, THE QUALITY OR CAPACITY OF THE MATERIALS IN THE PROJECT PROPERTY, OR THE SUITABILITY OF THE PROJECT PROPERTY FOR THE PURPOSES OR NEEDS OF ANY OF THE LESSEES OR ANY OTHER PERSON OR THE EXTENT TO WHICH PROCEEDS DERIVED FROM THE SALE OF THE BONDS WILL BE SUFFICIENT TO PAY PROJECT COSTS. THE LESSEES ACKNOWLEDGE THAT THE AGENCY IS NOT THE MANUFACTURER OF THE FACILITY EQUIPMENT OR THE OTHER PROJECT PROPERTY NOR THE MANUFACTURER'S AGENT NOR A DEALER THEREIN. NEITHER THE LESSEES (NOR ANY PERSON OR AFFILIATE UNDER THE CONTROL OF EITHER OF THE LESSEES) SHALL ASSERT A CLAIM AGAINST THE AGENCY ON THE BASIS THAT THE PROJECT PROPERTY IS NOT SUITABLE OR FIT FOR ITS PURPOSES. THE AGENCY SHALL NOT BE LIABLE IN ANY MANNER WHATSOEVER TO ANY OF THE LESSEES OR ANY AFFILIATE THEREOF OR OTHER PERSON OR AFFILIATE UNDER THE CONTROL OF EITHER OF THE LESSEES FOR ANY LOSS, DAMAGE OR EXPENSE OF ANY KIND OR NATURE CAUSED, DIRECTLY OR INDIRECTLY, BY THE PROJECT PROPERTY OR THE USE OR MAINTENANCE OF ANY THEREOF OR THE FAILURE OF OPERATION OF ANY THEREOF, OR THE REPAIR, SERVICE OR ADJUSTMENT OF ANY THEREOF, OR BY ANY DELAY OR FAILURE TO PROVIDE ANY SUCH MAINTENANCE, REPAIRS, SERVICE OR ADJUSTMENT, OR BY ANY INTERRUPTION OF SERVICE OR LOSS OF USE OF ANY THEREOF OR FOR ANY LOSS OF BUSINESS HOWSOEVER CAUSED.

     Section 6.9. Amounts Remaining in Funds. Any amounts remaining in any of the Funds and Accounts held by the Trustee under the Indenture upon the expiration or termination of the term of this Agreement, after payment in full of the Bonds (or provisions for such payment in full in accordance with Section
10.01 of the Indenture), the fees, charges and expenses of the Trustee, the Bond Registrar, the Paying Agents and the Agency in accordance with the Indenture and after all rents and all other amounts due and payable hereunder and under each other Security Document and Project Document shall have been paid in full (or provision for such payment in full is made in accordance with Section 10.01 of the Indenture) shall belong to and be paid promptly to the Lessees by the Trustee as overpayment of rents.

     Section 6.10.Obligations under and Covenants with Respect to the Prime Lease. (a) Equitable covenants and agrees that it shall not enter into, consent, permit or approve an amendment, waiver, supplement or modification to the Prime Lease which would materially and adversely affect the interests of the Agency (or otherwise amend, supplement, modify or waive any of the Prime Landlord Covenants, as defined in Section 4.7 hereof). Equitable shall deliver a certified copy of any such amendment, waiver, supplement or modification to the Agency and the Trustee promptly following the execution thereof.

     (b) Equitable agrees to promptly transmit to the Agency and the Trustee copies of any termination or default notice it shall receive from, or deliver to, the Prime Landlord under the Prime Lease.

     Section 6.11.[Reserved].

     Section 6.12.Redemption Under Certain Circumstances. (a) Upon the determination by resolution of the members of the Agency that any of the Lessees is operating the Project Property or any portion thereof in material violation of applicable material law or not as a qualified "project" as defined in and in accordance with the Act and the failure of the Lessees within sixty (60) days (or such longer period as may be established pursuant to the proviso to this sentence) of the receipt by the Lessees of written notice of such noncompliance from the Agency to cure such noncompliance together with a copy of such resolution (a copy of which notice shall be sent to the Trustee), the Lessees covenant and agree that they shall, on the immediately succeeding Interest Payment Date following the termination of such sixty (60) day (or longer) period, pay to the Trustee advance rentals in immediately available funds in an amount sufficient to redeem the Bonds Outstanding in whole at the Redemption Price of 100% of the aggregate principal amount of the Outstanding Bonds together with interest accrued thereon to such interest payment date, provided, however, that if such noncompliance cannot be cured within such period of sixty
(60) days with diligence (and is capable of being cured) and the Lessees promptly commence the curing of such non-compliance and thereafter prosecute the curing thereof with diligence and to the Agency's reasonable satisfaction, such period of time within which the Lessees may cure such failure shall be extended for such additional period of time as may be necessary to cure the same with diligence and the Agency shall notify the Trustee of any such extension. The Agency shall give prior written notice of the meeting at which the members of the Agency are to consider such resolution to the Lessees and the Trustee, which notice shall be no less than sixty (60) days prior to such meeting.

     (b) Upon (i) the occurrence of an Event of Default under this Agreement (with respect to any of the Agency's Reserved Rights hereunder) or the Project Agreement, which has not been cured within the applicable grace period set forth therein, (ii) no Bonds being Outstanding under the Indenture, or Bonds not being issued and Outstanding under the Indenture in the minimum principal amounts required under Section 2.3(c) hereof, or (iii) the Agency ceasing to have any title, leasehold or license interest in any of the property constituting the Project Property, the Agency shall have the right, on thirty (30) days' prior written notice to the Lessees and the Trustee, to require that the Lessees pay to the Trustee on the thirtieth (30th) day following the date of such notice, advance rentals in immediately available funds in an amount sufficient to redeem the Bonds Outstanding in whole at the Redemption Price of 100% of the principal amount of the Outstanding Bonds, together with interest accrued thereon to the date of redemption.

     Section 6.13. Further Assurances. The Lessees covenant and agree that each will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered such further reasonable acts, instruments, conveyances, transfers and assurances, at the sole cost and expense of the Lessees (it being agreed, however, that the Lessees shall have no obligation to pay any expenses attributable to any in-house professionals of the Agency), as the Agency or the Trustee reasonably deem necessary or advisable for the implementation, effectuation, correction, confirmation or perfection of this Agreement and any rights of the Agency or the Trustee hereunder or under the Indenture, under any other Security Document or under any other Project Document.

     Section 6.14. Project Property Registry. The Agency shall maintain the Project Property Registry, which shall be available for inspection in the City during Agency regular business hours upon reasonable request therefor by the Lessees. On each March 5 and September 5 during the term of this Agreement commencing September 15, 1996, the Lessees shall deliver to the Agency, together with the certificates required under Section 3.1 of the Project Agreement, a certificate of an Authorized Representative of the Lessees certifying the deletions and other updates that should be made to the Project Property Registry so that such Registry shall constitute (taking into consideration such additions and deletions and all previously certified additions and deletions) an accurate and complete description of the property comprising the Facility Equipment, the Tenant Improvements, the Leased Personalty and the Maintenance Contracts.

     Section 6.15. Recording and Filing. A memorandum of this Agreement as originally executed shall be recorded by the Lessees subsequent to the recordation of the Indenture, in the appropriate office of the Register of The City of New York, or in such other office as may at the time be provided by law as the proper place for the recordation thereof. The security interest of the Agency granted to the Trustee under the Indenture in this Agreement and the rentals payable hereunder shall be perfected by the filing of financing statements by the Agency which fully comply with the New York State Uniform Commercial Code - Secured Transactions in the office of the Secretary of State of the State, in the City of Albany, New York and in the appropriate office of the Register of the City of New York. The Lessees agree to furnish the Agency and the Trustee with the Opinion of Counsel addressed to the Agency and the Trustee referred to in Section 7.08 of the Indenture and shall perform all other acts (including the payment of all costs) necessary in order to enable the Agency to comply with Section 7.08 of the Indenture.

     Section 6.16. Right to Cure Agency Defaults. The Agency hereby grants the Lessees full authority for the account of the Agency to perform any covenant or obligation the non-performance of which is alleged to constitute a default, in the name and stead of the Agency, with full power of substitution.

     Section 6.17. Release of Portions of the Facility Realty. (a) Upon receipt by the Agency of written notice from an Authorized Representative of the Lessees (a copy of which shall be delivered by the Lessees to the Trustee), describing any floor or partial floor of the Facility Realty and the date, which shall be a Business Day not sooner than thirty (30) days from the receipt by the Agency of such notice, upon which such floor or partial floor of the Facility Realty is to be released from the leasehold estates of the Company Lease and of this Agreement, then, to the extent then permitted under applicable law, the Agency shall on the date indicated in such notice and at the sole cost and expense of the Lessees, enter into such amendments to the Company Lease and to this Agreement, and shall take such further action to effectuate such amendments as the Lessees may reasonably request, to effect or facilitate such release of the floor or partial floor.

     (b) In the event that more than the greater of (y) fifteen percent (15%) of the aggregate rentable square feet of the Facility Realty, or (z) one full floor of the Facility Realty (the greater of clauses (y) and (z) being referred to as the "Maximum Sublet Space"), shall at any one time be used or occupied by Persons constituting Non-Qualified Users (whether by sublease or otherwise), the Lessees shall promptly deliver written notice to such effect to the Agency, and this Agreement and the Company Lease shall be deemed terminated (unless the Lessees shall, within thirty (30) days of the delivery of such notice or the date upon which such notice should have been delivered hereunder, whichever is earlier, have cured such condition) with respect to all of the Facility Realty so used or occupied (including the portion of the Facility Realty as shall be within such one floor or such fifteen percent (15%) parameter) as if the term of this Agreement and of the Company Lease with respect to such portion of the Facility Realty had expired with respect thereto, and the Lessees shall, at their sole cost and expense, take such reasonable action to effectuate such termination as the Agency may reasonably request, including, without limitation, the entering into of such amendments to this Agreement and the Company Lease as the Agency may reasonably require to effect such termination.

     (c) Notwithstanding the foregoing, in the event the use or possession of any portion of the Facility Realty shall at any time be for a purpose or by a Person which is not a qualified "project" as defined in the Act, the Lessees shall promptly deliver written notice to such effect to the Agency, and the Lessees shall, upon receipt of written notice from the Agency to such effect, proceed with diligent good faith efforts to cause such use or possession to be for a purpose and by a Person within the definition of qualified "project" as defined in the Act, or failing that, to cause such portion of the Facility Realty so used or possessed to no longer be included in the leasehold estates of the Company Lease and of this Agreement. The Agency shall cooperate with the Lessees and execute such documents or other such instruments, at the sole cost and expense of the Lessees, as the Lessees shall reasonably request, to effect such release.

     Section 6.18. Additions to the Facility Realty. The Lessees shall have the right, from time to time, to cause additional portions of the premises within the Project Building ("Additional Leased Premises") to be made subject to the Prime Lease, the Company Lease and this Agreement, on the condition, however, that:

     (a) at least fifteen (15) days prior to the proposed addition, the Lessees shall have delivered to the Agency a certificate of an Authorized Representative of the Lessees stating the intention of the Lessees to effect such addition, and certifying (i) as to the Additional Leased Premises to be added and the proposed date of such addition which date shall be a Business Day (the "Additional Leased Premises Closing Date"), (ii) as to the aggregate rentable square feet of each floor (or partial floor) of such Additional Leased Premises, (iii) as to the aggregate rentable square feet of Facility Realty in which the Agency would have a leasehold interest after such addition, (iv) as to a description of any Non-Qualified User as shall be occupying or using any portion of such Additional Leased Premises (accompanied by a true and complete copy of the lease or other use or occupancy agreement with such Non-Qualified User), the use by such
Non-Qualified User of such space, that the aggregate amount of the rentable square feet of each floor comprising such Additional Leased Premises used or occupied by a Non-Qualified User is not in excess, together with all other rentable square feet comprising the Facility Realty which shall be used or occupied by Non-Qualified Users, of the greater of (y) one full floor, and (z) fifteen percent (15%) of the total rentable square feet of the Facility Realty, that the Agency is not a landlord to such Non-Qualified User whether as a matter of agreement with such Non-Qualified User or by law, and the Agency has and shall have no landlord obligations or liabilities owing to such Non-Qualified User, that no such use is for a retail purpose, the rentable square feet occupied by each such Non-Qualified User, the aggregate amount of rentable square feet of the Facility Realty after the addition of the Additional Leased Premises to the Agency as would be occupied by each Non-Qualified User, and the percentage of aggregate rentable square feet as would comprise the Facility Realty after such conveyance which would be used or occupied by all Non-Qualified Users, (v) that other than that portion of the Additional Leased Premises stated to be used or occupied by a Non-Qualified User(s), the space comprising the Additional Leased Premises will either remain vacant or be occupied and used by the Lessees (subject to Permitted Incidental Use) in the Equitable Business, (vi) that no portion of the Additional Leased Premises are or shall be used by a Person or for a purpose as shall not constitute a qualified "project" under the Act, (vii) that the Additional Leased Premises are subject to the Prime Lease, (viii) that the Maximum Sales Tax Benefit (as defined in the Project Agreement) has not yet been attained, and (ix) that no "event of default" exists under the Prime Lease and no Event of Default exists under this Agreement or the Project Agreement, nor an event which upon notice or lapse of time or both would constitute such an Event of Default;

     (b) on the Additional Leased Premises Closing Date, the Agency shall receive:

     (i) if the Additional Leased Premises Closing Date is after November 30, 1996, a "Phase I Environmental Audit" and an executed Form ACP-5 with respect to the Additional Leased Premises, reasonably satisfactory to the Agency, by an environmental engineer who is reasonably acceptable to the Agency;

     (ii) an endorsement to the public liability and other insurance referred to in Section 4.4 hereof including such Additional Leased Premises within the property covered by such insurance;

     (iii) an endorsement to the existing leasehold title insurance policy described in Section 2.4 hereof (or an additional title insurance policy of form and tenor reasonably acceptable to the Agency) including the Additional Leased Premises within such policy; provided, however, that such endorsement or separate title insurance policy shall not indicate any exceptions to title which would subject the Agency to liability and for which the Agency does not receive an indemnity reasonably satisfactory to the Agency; and

     (iv)  a  certificate  of  an  Authorized   Representative  of  the  Lessees
certifying, as of the Additional Leased Premises Closing Date, as true and correct the matters set forth in Section 6.18(a) above;

then, on the Additional Leased Premises Closing Date, if no "event of default" shall exist under the Prime Lease and no Event of Default shall exist under this Agreement or the Project Agreement, or an event which upon notice or lapse of time or both would become such an Event of Default, and if no portion of the space comprising the Additional Leased Premises shall be used for a retail purpose, the Agency shall accept a leasehold interest in the Additional Leased Premises, and shall enter into an amendment to this Agreement and to the Company Lease to reflect the inclusion of the Additional Leased Premises in the Facility Realty leased under this Agreement, the Prime Lease and the Company Lease, and the Lessees shall be entitled to Benefits (as defined in the Project Agreement) for Tenant Improvements thereafter effected at the Additional Leased Premises.

     Section 6.19.Equitable to Remain Tenant Under Prime Lease. Equitable covenants and agrees not to assign the Prime Lease to any Person. In the event Equitable shall at any time or for any reason assign its interest in the Prime Lease to any Person then:

     (a) the Lessees shall deliver immediate written notice thereof to the Agency and the Trustee,

     (b) the Lessees shall promptly cause all of the Bonds to be redeemed as provided in Section 6.12(b) hereof,

     (c) the Lessees shall promptly pay all other amounts due under this Agreement and the Project Agreement,

     (d) this Agreement and the Company Lease shall terminate with respect to the Facility Realty, subject to the survival of the obligations of the Lessees hereunder pursuant to Sections 6.1, 6.2 and 9.17 hereof, and

     (e) the Lessees shall promptly surrender the Sales Tax Letter to the Agency for cancellation.

     Section 6.20. Joint and Several Liability of the Lessees. All obligations, covenants, agreements, promises and liabilities of the Lessees hereunder shall be joint and several obligations of the Lessees in all respects.

     Section 6.21. Eligibility of EVLICO as Lessee. In the event that EVLICO shall cease to be a wholly-owned subsidiary of Equitable engaged in the Equitable Business, (i) Equitable shall deliver immediate written notice thereof to the Agency, (ii) EVLICO shall be released from this Agreement and the Project Agreement (subject to the survival of all obligations as shall have accrued prior to the date of such release or which are stated in this Agreement and/or the Project Agreement to survive the termination of this Agreement and/or the Project Agreement), and (iii) EVLICO shall promptly surrender the Sales Tax Letter to the Agency, and the Agency shall thereupon deliver to Equitable an amended Sales Tax Letter removing EVLICO as an agent of the Agency thereunder (it being agreed that Equitable shall remain entitled to continue to avail itself of Sales Tax Savings, as defined in the Project Agreement, until the Agency shall deliver to Equitable the amended Sales Tax Letter, and thereafter Equitable may continue to utilize the Sales Tax Letter in accordance with the terms thereof).

     Section 6.22. Equitable to Act as Agent of Lessees. Each Lessee agrees that Equitable shall act as, and is hereby appointed, agent of the Lessees to receive and/or send all notices, directions and documents to be received and/or sent by the Lessees pursuant to this Agreement. The Agency may conclusively rely on the authority of Equitable to act as agent of the Lessees with respect to all matters under this Agreement and any other Project Document.

                                   ARTICLE VII
                           Events of Default; Remedies

     Section 7.1. Events of Default. Any one or more of the following events shall constitute an "Event of Default" hereunder:

     (a) Failure of either of the Lessees to pay any rent under Section 3.3 of this Agreement that has become due and payable by the terms hereof and which results in an Event of Default under the Indenture or the respective Bonds;

     (b) Failure of either of the Lessees to pay any amount (except the obligation to pay rent under Section 3.3 of this Agreement) that has become due and payable under Section 4.2, 4.6, 4.7, 5.1, 6.1, 6.10, 6.14, 6.21, 6.22 or 8.4
hereof, or to observe and perform any covenant, condition or agreement on its part to be performed under Section 2.3, 3.3, 3.5, 4.3, 4.4, 4.5, 6.2, 6.3, 6.12,
6.17, 6.19, 6.20, 7.2, 7.6 or 9.3 hereof, and continuance of such failure for a period of thirty (30) days after receipt by the Lessees of notice specifying the nature of such default from the Agency or the Trustee or the Holders of more than twenty-five per centum (25%) in aggregate principal amount of the Bonds Outstanding;

     (c) Failure of either of the Lessees to observe and perform any covenant, condition or agreement on its part to be performed under Section 4.2, 4.6, 4.7, 5.1, 6.10, 6.14, 6.18, 6.21 or 8.4 hereof, and continuance of such failure for a period of thirty (30) days after receipt by the Lessees of notice specifying the nature of such default from the Agency or the Trustee or Holders of more than twenty-five per centum (25%) in aggregate principal amount of the Bonds Outstanding, and, if by reason of the nature of such default the same can not be remedied within the said (30) days but can be remedied within ninety (90) days, the Lessees fail to remedy such default at the end of such ninety (90) day period after proceeding with due diligence to cure such default;

     (d) Failure of either of the Lessees to observe and perform any covenant, condition or agreement on its part to be performed under Section 6.1 or 6.22 hereof, and the continuance of such failure for a period of thirty (30) days after receipt by the Lessees of notice specifying the nature of such default from the Agency or the Trustee or Holders of more than twenty-five per centum (25%) in aggregate principal amounts of the Bonds Outstanding, but which default is capable of being remedied, and the Lessees shall fail to proceed and continue with due diligence their efforts to cure such default;

     (e) If no Bonds shall be Outstanding under the Indenture, or if Bonds shall not be issued and Outstanding under the Indenture in the minimum principal amounts by the respective years specified in Section 2.3(c) hereof;

     (f) Failure of either of the Lessees to pay any amount or to observe and perform any covenant, condition or agreement hereunder on its part to be performed (except as set forth in Section 7.1(a), (b), (c) or (d) above) and (1) continuance of such failure for a period of thirty (30) days after receipt by the Lessees of notice specifying the nature of such default from the Agency or the Trustee or the Holders of more than twenty-five per centum (25%) in aggregate principal amount of the Bonds Outstanding, or (2) if by reason of the nature of such default the same can be remedied, but not within the said thirty
(30) days, the Lessees fail to proceed with reasonable diligence after receipt of said notice to cure the same or fail to continue with reasonable diligence their efforts to cure the same;

     (g) Equitable shall (i) apply for or consent to the appointment of or the taking of possession by a receiver, liquidator, custodian or trustee of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as such debts generally become due, (iii) make a general assignment for the benefit of its creditors,
(iv) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (v) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, rehabilitation, winding-up, or composition or adjustment of debts, (vi) fail to controvert in a timely or appropriate manner, or acquiesce in writing to, any petition filed against itself in an involuntary case under such Bankruptcy Code (or under any other laws referenced in clause (v) above, (vii) take any action for the purpose of effecting any of the foregoing, or (viii) be adjudicated a bankrupt or insolvent by any court of competent jurisdiction, provided, that, in the case of any of the actions specified in clauses (i) through (viii) above, the same shall not be dismissed within one hundred sixty (160) days after the initiation thereof;

     (h) A proceeding or case shall be commenced, without the application or consent of Equitable, in any court of competent jurisdiction, seeking, (i) liquidation, reorganization, dissolution, winding-up or composition or adjustment of debts, (ii) the appointment of a trustee, receiver, liquidator, custodian or the like of Equitable or of all or any substantial part of its assets, or (iii) similar relief under any law relating to bankruptcy, insolvency, rehabilitation, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of one hundred twenty
(120) days; or Equitable shall acquiesce in writing to any of the foregoing; or any order for relief against Equitable shall be entered in an involuntary case under the Federal Bankruptcy Code; the terms "dissolution" or "liquidation" of Equitable as used above shall not be construed to prohibit any action otherwise permitted by Section 6.1 hereof;

     (i) Any material representation or warranty made (i) by Equitable in the application and related materials submitted to the Agency for approval of the Project or its financing, or (ii) by any of the Lessees herein, or (iii) in any Letter of Representation and Indemnity Agreement delivered to the Agency, the Trustee and the original purchaser(s) of any Series of Bonds, or (iv) in any report, certificate, financial statement or other instrument furnished pursuant hereto or any of the foregoing shall have been relied on by the Agency and prove to be knowingly false, misleading or incorrect in any material respect as of the date made; or

     (j) An "Event of Default" under the Indenture, the Project Agreement or any other Project Document or Security Agreement shall occur and be continuing.

     Section 7.2. Remedies on Default. Whenever any Event of Default referred to in Section 7.1 hereof shall have occurred and be continuing, the Agency, or the Trustee where so provided, may, take any one or more of the following remedial steps:

     (a) The Trustee (at the direction of the Holders of at least a majority in aggregate principal amount of the Bonds Outstanding except if the Trustee shall be enforcing defaults for its own benefit under Sections 6.2 or 6.3 hereof or any other provision of this Agreement the uncured default under which exposes the Trustee to any imminent civil or criminal liability), (y) as and to the extent provided in Article VIII of the Indenture, may take any action permitted under the Indenture with respect to an Event of Default thereunder including causing all principal installments of rent payable under Section 3.3 hereof for the remainder of the term of this Agreement to be immediately due and payable, whereupon the same, together with the accrued interest thereon, shall become immediately due and payable; provided, however, that upon the occurrence of an Event of Default under Section 7.1(f) or (g) hereof, all principal installments of rent payable under Section 3.3 hereof for the remainder of the term of this Agreement, together with the accrued interest thereon, shall immediately become due and payable without any declaration, notice or other action of the Agency, the Trustee, the Holders of the Bonds or any other Person being a condition to such acceleration; or (z) may take whatever action at law or in equity as may appear necessary or desirable to collect the rent then due and thereafter to become due, or to enforce performance or observance of any obligations, agreements or covenants of the Lessees under this Agreement;

     (b) The Agency, with the prior written consent of the Trustee (except as provided in Section 7.2(c) below), or the Trustee, may terminate this Agreement, in which case this Agreement and all of the right, title and interest herein granted or vested in the Lessees shall cease and terminate (except for the Lessees' rights under Section 8.1 hereof) unless prior to such termination all accrued and unpaid rent (exclusive of any such rent accrued solely by virtue of the acceleration of the due date of the Bonds as provided in Section 8.01 of the Indenture), shall have been paid and all such defaults shall have been fully cured. No such termination of this Agreement shall relieve the Lessees of their liabilities and obligations hereunder and such liability and obligations shall survive any such termination; and

     (c) Upon the occurrence of an Event of Default under the Project Agreement or with respect to any of the Agency's Reserved Rights, the Agency, without the consent of the Trustee, any Holder of Bonds or any other Person, may proceed to enforce the Agency's Reserved Rights by (i) (A) terminating this Agreement (with the effect (y) as set forth in Section 7.2(b) hereof and without relieving the Lessees of their liabilities and obligations under this Agreement, which liabilities and obligations shall survive such termination, and (z) that the term of this Agreement shall be deemed to have expired on such date of termination as if such date were the original expiration date of the term of this Agreement), and/or (B) conveying all of the Agency's right, title and interest in the Project Property to the Lessees in accordance with Section 8.2 hereof, suspending or terminating the Sales Tax Letter or not re-confirming the Sales Tax Letter on any annual confirmation date and/or requiring the Lessees to surrender the Sales Tax Letter to the Agency for cancellation, and requiring the Lessees to redeem the Bonds in whole, and/or (ii) bringing an action for damages, injunction or specific performance, and/or (iii) taking whatever action at law or in equity as may appear necessary or desirable to collect payment of amounts due under this Agreement, or to enforce performance or observance of any obligations, agreements or covenants of the Lessees under this Agreement.

     In the event that the Lessees fail to make any rental  payment  required in
Section 3.3 hereof, the installment so in default shall continue as an obligation of the Lessees until the amount in default shall have been fully paid.

     No action taken pursuant to this Section 7.2 (including termination of this Agreement pursuant to this Section 7.2 or by operation of law or otherwise) shall, except as expressly provided herein, relieve the Lessees from their obligations hereunder, all of which shall survive any such action.

     Section 7.3. Remedies Cumulative. Except as specifically provided in this Agreement, the rights and remedies of the Agency or the Trustee under this Agreement shall be cumulative and shall not exclude any other rights and remedies of the Agency or the Trustee allowed by law with respect to any default under this Agreement. Failure by the Agency or the Trustee to insist upon the strict performance of any of the covenants and agreements herein set forth or to exercise any rights or remedies upon default by any of the Lessees hereunder shall not be considered or taken as a waiver or relinquishment for the future of the right to insist upon and to enforce by mandatory injunction, specific performance or other appropriate legal remedy a strict compliance by the Lessees with all of the covenants and conditions hereof, or of the rights to exercise any such rights or remedies, if such default by the Lessees be continued or repeated.

     Section 7.4. No Additional Waiver Implied by One Waiver. In the event any covenant or agreement contained in this Agreement should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder. No waiver shall be binding unless it is in writing and signed by the party making such waiver. No course of dealing between the Agency and/or the Trustee and the Lessees or any delay or omission on the part of the Agency and/or the Trustee in exercising any rights hereunder, under the Indenture or under any other Project Document or Security Document shall operate as a waiver.

     Section 7.5. Effect of Discontinuance of Proceedings. In case any proceeding taken by the Trustee or the Agency under the Indenture, this Agreement, or any other Project Document or Security Document on account of any Event of Default hereunder or under the Indenture or any other Project Document or Security Document shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Trustee, then, and in every such case, the Agency, the Trustee and the Holders of the Bonds shall be restored, respectively, to their former positions and rights hereunder and thereunder, and all rights, remedies, powers and duties of the Agency and the Trustee shall continue as in effect prior to the commencement of such proceedings.

     Section 7.6. Agreement to Pay Attorneys' Fees and Expenses. In the event any of the Lessees should default under any of the provisions of this Agreement after notice and the expiration of any applicable grace period, and the Agency or the Trustee should employ outside attorneys or incur other out-of-pocket expenses for the collection of rentals or other amounts payable hereunder or the enforcement of performance or observance of any obligation or agreement on the part of the Lessees herein contained, the Lessees will on demand therefor pay to the Agency or the Trustee the reasonable fees and disbursements of such outside attorneys and such other reasonable out-of-pocket expenses so incurred.

                                  ARTICLE VIII
                                    Options

     Section 8.1. Options. (a) Subject to the provisions of Section 2.3 hereof, the Lessees have the option to make advance rental payments for deposit in the Bond Fund to effect the retirement of the Bonds in whole or the redemption in whole or in part of the Bonds of any Series, all in accordance with the terms of the Indenture and the related Certificate of Determination of the Series of Bonds to be redeemed (except that no partial retirement or partial redemption of Bonds shall be effected if less than the applicable minimum principal amount of Bonds as set forth in Section 2.3(c) hereof shall remain Outstanding by reason thereof). The Lessees shall further have the option of causing money and/or Defeasance Securities to be deposited in the Bond Fund so long as such deposit shall not cause less than the applicable minimum principal amount of Bonds as set forth in Section 2.3(c) hereof to cease to be Outstanding. The Lessees shall exercise their option to make such advance rental payments by delivering a notice of an Authorized Representative of the Lessees to the Trustee in accordance with the Indenture, with a copy to the Agency, setting forth (i) the amount of the advance rental payment, (ii) the Series of the Bonds to be redeemed, (iii) the principal amount of Bonds Outstanding of such Series requested to be redeemed with such advance rental payment (which principal amount shall be in such minimum amount or integral multiple of such amount as shall be permitted in the Indenture), and (iv) the date on which such principal amount of Bonds of such Series is to be redeemed. Such date of redemption may be any date during the term of this Agreement (subject to the terms of Section 2.3 hereof), and shall be a date sufficient to enable the Trustee to deliver such notice of redemption in the time period required for the respective Series of Bonds being redeemed. Such advance rental payment shall be paid to the Trustee in legal tender on or before the redemption date and shall be an amount which, when added to the amount on deposit in the Bond Fund and available therefor, will be sufficient to pay the Redemption Price of the Bonds of such Series to be redeemed, together with interest to accrue to the date of redemption and all reasonable expenses of the Agency, the Trustee, the Bond Registrar and the Paying Agents in connection with such redemption. In the event all Bonds are to be redeemed in whole or otherwise retired, the Lessees shall further pay or cause to be paid on or before such redemption date, in legal tender, to the Agency, the Trustee, the Bond Registrar and the Paying Agents, as the case may be, all fees and expenses owed such party or any other party entitled thereto under this Agreement, the Project Agreement and the Indenture, together with all other amounts due and payable under this Agreement, the Project Agreement and the Indenture.

     (b) The Lessees, in exercising their option to redeem all Bonds in whole (subject to the provisions of Section 2.3 hereof), shall pay to the Trustee in legal tender, advance rental payments for deposit in the Bond Fund equal to the sum of the following:

     (i) an amount which, when added to the amount on deposit in the Bond Fund and available therefor, will be sufficient to pay, retire and redeem the Outstanding Bonds in accordance with the provisions of the Indenture (including the provisions of Section 10.01 thereof), including, without limitation, the principal of or the Redemption Price (as the case may be) of, together with interest to maturity or redemption date (as the case may be) on, the Outstanding Bonds;

     (ii) the expenses of redemption and expenses of the Agency, the Trustee, the Bond Registrar and the Paying Agents and all other amounts due and payable under this Agreement, the Indenture, and each other Security Document and Project Document (other than the Prime Lease); and

     (iii) one dollar.

     (c) Upon the payment in full of the principal of and interest on the Outstanding Bonds (whether at maturity or earlier redemption), the Lessees shall have the option to terminate this Agreement and acquire the Agency's interest in the Tenant Improvements, the Leased Personalty, the Maintenance Contracts and the Facility Equipment and shall exercise such option by (1) delivering to the Agency prior written notice of an Authorized Representative of the Lessees no more than thirty (30) days after the payment in full of the Bonds of the exercise of such option, which notice shall set forth a requested closing date for such purchase which shall be not later than ten (10) days after the payment in full of the Bonds, and (2) paying on such closing date an aggregate sum of one dollar, the expenses of the Agency, the Trustee, the Bond Registrar and the Paying Agents and all other amounts due and payable under this Agreement, the Project Agreement, the Indenture or any other Security Documents or Project Documents (other than the Prime Lease). Upon the written request of the Lessees, the Agency may approve the extension or waiver of any of the time periods set forth in this paragraph.

     (d) None of the Lessees shall, at any time, assign or transfer its option to acquire the Agency's interest in the Tenant Improvements, the Leased Personalty, the Maintenance Contracts and the Facility Equipment, as contained in this Section 8.1, except upon an assignment of this Agreement effected in accordance with Section 9.3 hereof.

     Section 8.2. Conveyance and Reversion on Exercise of Option. Upon the termination of this Agreement, the Agency will deliver or cause to be delivered to the Lessees, at the sole cost and expense of the Lessees, (a) documents (the form of which may be provided by the Lessees so long as the Agency shall make no covenants nor warranties thereunder nor have any liability by reason of such documents) conveying to the Lessees for a one dollar consideration all of the Agency's right, title and interest in the Project Property, and (b) documents releasing and conveying to the Lessees all of the Agency's rights and interests in and to any rights of action (other than the Agency's Reserved Rights), or any insurance proceeds (other than liability insurance proceeds for the benefit of the Agency) or condemnation award, with respect to the Project Property. Concurrently with the delivery of such documents, there shall be delivered by the Agency to the Trustee any instructions or other instruments required by
Section 10.01 of the Indenture to defease and pay the Bonds.

     Upon conveyance of the Agency's interest in the Project Property pursuant to this Section 8.2, this Agreement and all obligations of the Lessees hereunder shall be terminated except the obligations of the Lessees under Sections 6.1,
6.2 and 9.17 hereof shall survive such termination.

     Section 8.3. Option to Purchase or Invite Tenders of Bonds. In the event any of the Lessees shall purchase Bonds for its own account, whether by direct negotiation, through a broker or dealer, or by making a tender offer to the Holders of the Bonds, the Bonds so purchased by any of the Lessees shall be delivered to the Trustee for cancellation within fifteen (15) days of the date of purchase.

     Section 8.4. Termination of Agreement. After full payment of the Bonds shall have been made in accordance with Section 10.01 of the Indenture, the Lessees shall terminate this Agreement by paying all amounts due and payable under this Agreement, the Project Agreement, and the other Security Documents and Project Documents (other than the Prime Lease) to which the Lessees are a party, and by giving the Agency notice in writing of such termination and thereupon such termination shall forthwith become effective, subject, however, to the survival of the obligations of the Lessees under Sections 6.1, 6.2 and
9.17 hereof. In the event that the Lessees, within ten (10) days after full payment of the Bonds having been made in accordance with Section 10.01 of the Indenture, shall not have terminated this Agreement, the Agency shall have the right to terminate this Agreement (subject to the survival of those provisions of this Agreement stated to survive in the last clause of the preceding sentence) and to require the Lessees to make the payments referred to in the preceding sentence.

     Upon termination of this Agreement, the Agency, upon the written request and at the sole cost and expense of the Lessees, shall execute such instruments as the Lessees may reasonably request to discharge this Agreement as a document of record with respect to the Facility Realty.

                                   ARTICLE IX
                                  Miscellaneous

     Section 9.1. Indenture; Amendment. The Lessees shall have and may exercise all the rights, powers and authority stated to be in the Lessees in the Indenture and in the Bonds, and the Indenture and the Bonds shall not be modified, altered or amended in any manner without the consent of the Lessees.

     Section 9.2. Force Majeure. In case by reason of force majeure either party hereto shall be rendered unable wholly or in part to carry out its obligations under this Agreement, then except as otherwise expressly provided in this Agreement, if such party shall give notice and full particulars of such force majeure to the other party within a reasonable time after occurrence of the event or cause relied on, the obligations of the party giving such notice (other than the obligations of the Lessees to make the rental payments or other payments required under the terms hereof, or to comply with Sections 2.3, 4.2, 4.3, 4.4, 4.6, 6.1, 6.2, 6.3, 6.10, 6.12, 6.17, 6.18, 6.19, 6.20, 6.21, 6.22 or
9.3  hereof),  so far as they  are  affected  by such  force  majeure,  shall be suspended  during the  continuance  of the  inability  then claimed  which shall include a reasonable time for the removal of the effect thereof, but for no longer period, and such party shall endeavor to remove or overcome such inability with all reasonable dispatch. The term "force majeure", as employed herein, shall mean acts of God, strikes, lockouts or other industrial disturbances, acts of the public enemy, orders of any kind of the Government of the United States or of the State or any civil or military authority, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, hurricanes, storms, floods, washouts, droughts, arrest, restraining of government and people, civil disturbances, explosions, partial or entire failure of utilities, shortages of labor, material, supplies or transportation, or any other similar or different cause not reasonably within the control of the party claiming such inability. The settlement of existing or impending strikes, lockouts or other industrial disturbances shall be entirely within the discretion of the party having the difficulty and the above requirements that any force majeure shall be reasonably beyond the control of the party and shall be remedied with all reasonable dispatch shall be deemed to be fulfilled even though such existing or impending strikes, lockouts and other industrial disturbances may not be settled but could have been settled by acceding to the demands of the opposing person or persons.

     The Lessees shall promptly notify the Agency upon the occurrence of each Force Majeure, describing such Force Majeure and its effects in reasonable detail. The Lessees shall also promptly notify the Agency upon the termination of each such Force Majeure occurrence. The information set forth in any such notice shall not be binding upon the Agency, and the Agency shall be entitled to dispute the existence of any Force Majeure and any of the contentions contained in any such notice received from the Lessees.

     Section 9.3. Assignment or Sublease. (a) Except as otherwise expressly permitted herein, none of the Lessees shall at any time assign or transfer this Agreement, or sublet all or substantially all of the Facility Realty without in each case the prior written consent of the Agency (which consent may be unreasonably withheld); provided, that, in the event the Agency shall provide such consent, (i) the Lessees shall nevertheless remain liable to the Agency for the payment of all rent and for the full performance of all of the terms, covenants and conditions of this Agreement and of any other Security Document or Project Document to which they shall be a party, (ii) any assignee or transferee of any of the Lessees, or sublessee of all or substantially all of the Facility Realty, shall have executed and delivered to the Agency and the Trustee an instrument, in form for recording, in and by which the assignee, transferee or sublessee shall have assumed in writing and have agreed to keep and perform all of the terms of this Agreement (and of each other Project Document or Security Document to which the Lessees shall be a party) on the part of the Lessees to be kept and performed, shall be jointly and severally liable with the Lessees for the performance thereof, shall be subject to service of process in the State, and, if a corporation, shall be qualified to do business in the State, (iii) in the Opinion of Counsel, such assignment or transfer shall not cause the obligations of the Lessees for the payment of all rents nor for the full performance of all of the terms, covenants and conditions of this Agreement, or of any other Security Document or Project Document to which the Lessees shall be a party, to cease to be legal, valid and binding on and enforceable against the Lessees, (iv) any assignee, transferee or sublessee shall utilize the Facility Realty as a qualified "project" as defined in the Act and for the general purposes specified in the recitals to this Agreement, (v) such assignment or transfer shall not violate any provision of this Agreement, the Indenture or any other Security Document or Project Document, (vi) such assignment or transfer shall in no way diminish or impair the Lessees' obligation to carry the insurance required under Section 4.4 of this Agreement and the Lessees shall furnish written evidence satisfactory to the Agency that such insurance coverage shall in no manner be limited by reason of such assignment or transfer, and
(vii) each such assignment, transfer or sublease contains such other provisions as the Agency or the Trustee may reasonably require (notice of which the Agency or the Trustee shall provide to the Lessees within twenty (20) days following the request for their consent). The Lessees shall furnish or cause to be furnished to the Agency and the Trustee a copy of any such assignment, transfer or sublease in substantially final form at least fifteen (15) days prior to the date of execution thereof.

     (b) The Lessees shall have the right to sublet (subject to the provisions of Section 6.17 hereof) portions of the Facility Realty to one or more Non-Qualified Users not in excess of the Maximum Sublet Space (as defined in Section 6.17(b) hereof) of the Facility Realty, provided in each case that (i) no such sublessee is a Prohibited Person, (ii) the Lessees shall remain liable to the Agency for the payment of all rent and for the full performance of all of the terms, covenants and conditions of this Agreement and of any other Security Document or Project Document to which they shall be a party, (iii) any sublessee shall utilize the Facility Realty as a qualified "project" as defined under the Act, and (iv) prior to the entering into of such sublease, the Lessees shall have delivered to the Agency:

     (A) a copy of the proposed sublease indicating the proposed term (which shall not be later than December 31, 2011), all renewal options, and the amount of rentable square feet to be sublet,

     (B) the identity of the proposed subtenant and the identity of its principal officers, and, if not a publicly traded corporation, the identity of its principal stockholders, and the proposed use of the space to be sublet,

     (C) evidence reasonably satisfactory to the Agency that such sublease will not diminish or impair the obligation of the Lessees to carry the insurance required under Section 4.4 hereof, and that such insurance coverage shall in no manner be limited by such sublease, and

     (D) evidence reasonably satisfactory to the Agency that the subtenant is not a Prohibited Person.

In the event the Agency shall reasonably request additional information with respect to the proposed sublease or subtenant, the Lessees shall deliver such information to the Agency promptly after such request. In the event the Agency shall not consent to the proposed sublease, the Lessees may effect the release of the proposed sublet space as provided in Section 6.17.

     (c) The  Lessees  shall not have the right to sublet all or any part of the
Tenant  Improvements,   Facility  Equipment,  Maintenance  Contracts  or  Leased
Personalty to any Person without the prior written consent of the Agency.

     (d) Any consent by the Agency or the Trustee to any act of assignment or transfer of this Agreement, or sublease in whole or in part of the Facility Realty or the Project Property, shall be held to apply only to the specific transaction thereby authorized. Such consent shall not be construed as a waiver of the duty of the Lessees, or the successors or assigns of any of the Lessees, to obtain from the Agency and the Trustee consent to any other or subsequent assignment or transfer of this Agreement, or sublease in whole or in part of the Facility Realty or the Project Property, or as modifying or limiting the rights of the Agency or the Trustee or the obligations of the Lessees under this
Section 9.3.

     Section 9.4. Priority of Indenture. Pursuant to the Indenture, the Agency will pledge and assign the rentals and certain other moneys receivable under this Agreement to the Trustee as security for payment of the principal or Redemption Price, if applicable, of and interest on the Bonds. This Agreement shall be subject and subordinate to the Indenture, and the pledge and assignment under the Indenture.

     Section 9.5. Benefit of, Enforcement and Binding Effect of this Agreement. This Agreement is executed in part to induce the purchase by others of the Bonds and for the further securing of the Bonds, and accordingly all covenants and agreements on the part of the Agency and the Lessees as set forth in this Agreement are hereby declared to be for the benefit of the Agency, the Lessees, the Trustee and the Holders from time to time of the Bonds (and may be enforced as provided in Article VIII of the Indenture on behalf of the Holders of the Bonds by the Trustee) and for no other Person whatsoever.

     Section 9.6. Amendments. This Agreement may be amended only with the consent of the Trustee given in accordance with the provisions of the Indenture and only if such amendment shall be in writing and signed by both the Lessees and the Agency.

     Section 9.7. Notices. All notices, certificates, requests, approvals, consents or other communications hereunder shall be in writing and shall be sent by registered or certified United States mail, postage prepaid, or by hand delivery (receipt acknowledged), telefacsimile (receipt acknowledged) (or other medium of electronic communication), Federal Express or other nationally recognized overnight courier service, addressed:

     (a) if to the Agency, to the Chairman, New York City Industrial Development Agency, 110 William Street, New York, New York 10038, with a copy to the Executive Director of the Agency at the same address;

     (b) if to the Lessees,  c/o The  Equitable  Life  Assurance  Society of the
United States, 787 Seventh Avenue, New York, New York 10019, Attention: Mr. Timothy J. Welch and Adam R. Spilka, Esq., with a copy to Stroock & Stroock & Lavan, 7 Hanover Square, New York, New York 10004, Attention: Jacob Bart, Esq.; and

     (c) if to the Trustee, to United States Trust Company of New York, 114 West 47th Street, New York, New York 10036, Attention: Corporate Trust and Agency Division.

     The Agency, the Lessees and the Trustee may, by like notice, designate any further or different persons or addresses to which subsequent notices, certificates, requests, approvals, consents or other communications shall be sent. Any notice, certificate, requests, approvals, consents or other communication hereunder shall, except as may expressly be provided herein, (i) if delivered by hand or by Federal Express (or other nationally recognized overnight courier servicer) shall be deemed to have been delivered or given as of the date received or delivery rejected as indicated on the return receipt, or
(ii) if delivered by mail, shall be deemed to have been received on the third day after mailing.

     Section 9.8. Prior Agreements Superseded. This Agreement shall completely and fully supersede all other prior understandings or agreements, both written and oral, between the Agency and the Lessees relating to the Project Property with respect to the subject matter hereof, other than (y) any Project Document or Security Document or other document being executed contemporaneously herewith, or (z) the Pre-Bond Issuance Sales Tax Letter (including the Sales Tax Savings received thereunder) and related Indemnification Agreement.

     Section 9.9. Severability. If any clause, provision or section of this Agreement be ruled invalid by any court of competent jurisdiction, the invalidity of such clause, provision or section shall not affect any of the remaining provisions hereof.

     Section 9.10.Inspection of the Project Property. The Lessees will permit the Trustee, or its duly authorized agents, at all reasonable times upon reasonable notice to enter upon the Facility Realty and to examine and inspect the Project Property and exercise its rights hereunder and under the other Project Documents and the other Security Documents with respect to the Project Property, and (ii) the Lessees will further permit the Agency, or its duly authorized agents, at all reasonable times upon reasonable notice to enter upon any Approved Equitable City Location but solely for the purpose of assuring that
(x) the Lessees are operating the Project Property, or are causing the Project Property to be operated, as a qualified "project" under the Act consistent with the purposes set forth in the recitals to this Agreement and with the public purposes of the Agency, (y) ascertaining whether or not a Relocation Reduction (as defined in the Project Agreement), a Non-Relocation Reduction (also as defined in the Project Agreement) or a headquarters relocation has occurred, or
(z) determining whether the Project Property and/or the use thereof is in violation of any environmental law; but not for any purpose of assuring the proper maintenance or repair of the Project Property as such latter obligation is and shall remain solely the obligation of the Lessees.

     Section 9.11. Effective Date; Counterparts. This Agreement shall become effective upon its delivery. It may be executed in counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     Section 9.12.Binding Effect. This Agreement shall be binding upon the Agency and the Lessees and their respective successors and assigns, and inure to the benefit of the Agency, the Trustee and the Holders of the Bonds, and to no other Person.

     Section 9.13. Net Lease. It is the intention of the parties hereto that this Agreement be a "net lease" and that all of the rent be available for debt service on the Bonds, and this Agreement shall be construed to effect such intent.

     Section 9.14. Law Governing. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State, without regard to conflict of law principles.

     Section 9.15. Investment of Funds. Any moneys held as part of the Project Fund or the Bond Fund or in any special fund provided for in this Agreement or in the Indenture to be invested in the same manner as in any said Fund shall, at the request of an Authorized Representative of the Lessees, be invested and reinvested by the Trustee as provided in the Indenture. Neither the Agency nor any of its members, directors, officers, agents, servants or employees shall be liable for any depreciation in the value of any such investments or for any loss arising therefrom.

     Interest and profit derived from such investments shall be credited and applied as provided in the Indenture, and any loss resulting from such investments shall be similarly charged.

     Section 9.16.Investment Tax Credit. It is the intention of the parties that any investment tax credit or comparable credit which may ever be available accrue to the benefit of the Lessees and the Lessees shall, and the Agency upon advice of counsel may, make any election and take other action in accordance with the Internal Revenue Code of 1986, as amended, and the Treasury Regulations applicable thereunder, as may be necessary to entitle the Lessees to have such benefit.

     Section 9.17.Waiver of Trial by Jury. The parties do hereby expressly waive all rights to trial by jury on any cause of action directly or indirectly involving the terms, covenants or conditions of this Agreement or the Project Property or any matters whatsoever arising out of or in any way connected with this Agreement.

     The provision of this Agreement relating to waiver of a jury trial shall survive the termination or expiration of this Agreement.

     Section 9.18.Non-Discrimination. (a) At all times during the term of this Agreement, the Lessees shall comply with all federal, state and local laws relating to non-discrimination, and the Lessees shall not discriminate against any employee or applicant for employment because of race, color, creed, age, sex or national origin. The Lessees shall use their best efforts to ensure that employees and applicants for employment with the Lessees at the Facility Realty are treated without regard to their race, color, creed, age, sex or national origin. As used herein, the term "treated" shall mean and include, without limitation, the following: recruited, whether by advertising or other means; compensated, whether in the form of rates of pay or other forms of compensation; selected for training, including apprenticeship; promoted; upgraded; downgraded; demoted; transferred; laid off; and terminated.

     (b) Each of the Lessees shall, in all solicitations or advertisements for employees placed by or on behalf of the Lessees, state that all qualified applicants will be considered for employment without regard to race, color, creed or national origin, age or sex, and state that such Lessee is an equal opportunity employer.

     (c) The Lessees shall furnish to the Agency all information reasonably required by the Agency pursuant to this Section and will cooperate with the Agency for the purposes of investigation to ascertain compliance with this Section.

     (d) The Agency and the Lessees shall, from time to time, mutually agree upon goals for the employment, training, or employment and training of members of minority groups in connection with performing work with respect to Approved Equitable City Locations.

     Section 9.19.No Recourse under This Agreement or on Bonds. All covenants, stipulations, promises, agreements and obligations of the Agency contained in this Agreement shall be deemed to be the covenants, stipulations, promises, agreements and obligations of the Agency, and not of any member, director, officer, employee or agent of the Agency in his individual capacity, and no recourse shall be had for the payment of the principal of, redemption premium, if any, or interest on the Bonds or for any claim based thereon or hereunder against any member, director, officer, employee or agent of the Agency or any natural person executing the Bonds.

     All covenants, stipulations, promises, agreements and obligations of the Lessees contained in this Agreement shall be deemed to be the covenants, stipulations, promises, agreements and obligations of the Lessees, and not of any director, officer, employee or agent of any of the Lessees in his individual capacity, and no recourse shall be had for the payment of the principal of, redemption premium, if any, or interest on the Bonds or for any claim based thereon or hereunder against any director, officer, employee or agent of any of the Lessees.

     Section 9.20. This Agreement to Constitute an Amendment and Restatement. This Agreement shall constitute an amendment and restatement of a certain Interim Sublease Agreement dated as of December 29, 1995 between the Agency and the Lessees.

     Section 9.21. Date of Agreement for Reference Purposes Only. The date of this Agreement shall be for reference purposes only and shall not be construed to imply that this Agreement was executed on the date first above written. This Agreement was executed and delivered on the Lease Commencement Date.

     IN WITNESS WHEREOF, the Agency has caused its corporate name to be hereunto subscribed by its duly authorized Deputy Executive Director and attested under the seal of the Agency by an Assistant Secretary and each of the Lessees has caused its corporate name to be subscribed hereto by an authorized officer and attested under its corporate seal by its Secretary or an Assistant Secretary pursuant to a resolution duly adopted by its Board of Directors, all being done as of the year and day first above written.

(SEAL)                                               NEW YORK CITY INDUSTRIAL
                                                     DEVELOPMENT AGENCY
Attest:


                                                  By /s/Julia Binkerd
                                                      -------------------------
______________________                                 Julia Binkerd,
Assistant Secretary                                    Deputy Executive Director


(SEAL)                                             THE EQUITABLE LIFE ASSURANCE
                                                   SOCIETY OF THE UNITED STATES,
                                                   as Lessee
Attest:


/s/Linda Galasso                                   By  /s/Leon Billis
----------------------                                 ----------------------
Name:   Linda Galasso                                  Leon Billis
Title:  Vice Presidnet & Assistant Secretary           Senior Vice President



(SEAL)                                             EQUITABLE VARIABLE LIFE
                                                   INSURANCE COMPANY,
                                                   as Lessee
Attest:


/s/Linda Galasso                                   By  /s/Leon Billis
----------------------                                 ----------------------
Name:   Linda Galasso                                  Leon Billis
Title:  Vice Presidnet & Assistant Secretary           Senior Vice President

STATE OF NEW YORK                 )
                                  :  ss.:
COUNTY OF NEW YORK                )



     On the 8th day of May, in the year one thousand nine hundred and ninety-six, before me personally came Julia Binkerd, to me known, who being by me duly sworn, did depose and say that she resides at 145 West 71st Street, New York, New York; that she is the Deputy Executive Director of New York City Industrial Development Agency, the Agency described in and which executed the above instrument; that she knows the seal of said Agency; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the board of directors of said Agency, and that she signed her name thereto by like authority.


                                                        /s/Laurie A. Edmondson
                                                        ----------------------

                                                              Notary Public

STATE OF NEW YORK                 )
                                  :  ss.:
COUNTY OF NEW YORK                )



     On the 8 th day of May, in the year one thousand nine hundred and ninety-six, before me personally came Leon Billis, to me known, who being by me duly sworn, did depose and say that he resides at 17 The Chase, St. James, N.Y. 11780; that he is a Senior Vice President of The Equitable Life Assurance Society of the United States, a Lessee described in and which executed the above instrument; that he knows the seal of such Lessee; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of such Lessee; and that he signed his name thereto by like authority.

                                                        /s/Elizabeth M. Coppolo
                                                        -----------------------

                                                              Notary Public

STATE OF NEW YORK                 )
                                  :  ss.:
COUNTY OF NEW YORK                )



     On the 8th day of May, in the year one thousand nine hundred and ninety-six, before me personally came Leon Billis, to me known, who being by me duly sworn, did depose and say that he resides at 17 The Chase, St. James, N.Y. 11780; that he is a Vice President of Equitable Variable Life Insurance Company, a Lessee described in and which executed the above instrument; that he knows the seal of such Lessee; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of such Lessee; and that he signed his name thereto by like authority.


                                                        /s/Elizabeth M. Coppolo
                                                        -----------------------

                                                              Notary Public

                                   APPENDICES

                             DESCRIPTION OF PROJECT

     The construction from time to time of leasehold improvements and renovations to the Facility Realty and the acquisition (by purchase, lease or license) from time to time of machinery, equipment and certain other personal property including computer software for use at Approved Equitable City Locations by the Lessees within the City in conducting the Equitable Business.

                 DESCRIPTION OF PRE-BOND ISSUANCE PROJECT COSTS

                                       Amount              Bond            Bond
Category                              Purchased         Adjustment        Issue
--------                        -----------------  ---------------  ----------------
EDP Equipment.................   $    734,615.06    $       -        $    734,615.06
Leasehold Improvements........      1,121,495.62            -           1,121,495.62
Furniture and Equipment.......          4,864.88            -               4,864.88
Computer Accessories..........         65,252.10            -              65,252.10
Equipment Rental..............         76,770.13       (5,107.00)          71,663.13
Maintenance Agreements........            698.59         (698.59)               0
Software......................         55,374.98            -              55,374.98
                                -----------------  ---------------  ----------------
Total.........................   $  2,059,071.36    $  (5,805.59)    $  2,053,265.77
                                =================  ===============  ================

                         DESCRIPTION OF FACILITY REALTY

     Floors fourteen (14) through twenty-two (22), inclusive, together with the concourse of that certain building located at 1290 Avenue of the Americas, New York, New York.

     All that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

     BEGINNING at the corner formed by the intersection of the northerly side of West 51st Street with the easterly side of Avenue of the Americas (formerly Sixth Avenue);

     RUNNING THENCE easterly along the northerly side of West 51st Street, 448 feet to a point distant 472 feet westerly from the corner formed by the intersection of the northerly side of West 51st Street with the westerly side of Fifth Avenue;

     THENCE northerly parallel with Fifth Avenue and part of the distance through a party wall, 100 feet 5 inches to the center line of the block between West 51st Street and West 52nd Street;

     THENCE westerly along the center line of the block 2.0 feet to a point;

     THENCE northerly parallel with Fifth Avenue and part of the distance through a party wall, 100 feet 5 inches to the southerly side of West 52nd Street, at a point therein distant 474 feet westerly from the southwest corner of West 52nd Street and Fifth Avenue;

     THENCE westerly along the southerly side of West 52nd Street, 446 feet to the easterly side of Avenue of the Americas;

     THENCE southerly along the easterly side of Avenue of the Americas, 200 feet 10 inches to the northerly side of West 51st Street at the point or place of BEGINNING.